EXHIBIT 10.1

                                                                 EXECUTION COPY

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                                   $80,000,000

                                CREDIT AGREEMENT,

                         dated as of November 30, 2001,

                                      among

                            MARVEL ENTERPRISES, INC.,

                                as the Borrower,

                VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS
                        FROM TIME TO TIME PARTIES HERETO,

                                 as the Lenders

                                       and

                                 HSBC BANK USA,

                  as the Administrative Agent for the Lenders.

                          -----------------------------

                           HSBC SECURITIES (USA) INC.,

                    as Sole Lead Arranger and Sole Bookrunner

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                              TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Defined Terms....................................................2

SECTION 1.2. Use of Defined Terms............................................24

SECTION 1.3. Cross-References................................................25

SECTION 1.4. Accounting and Financial Determinations.........................25

                                   ARTICLE II
                       COMMITMENTS, BORROWING AND ISSUANCE
                     PROCEDURES, NOTES AND LETTERS OF CREDIT

SECTION 2.1. Commitments.....................................................25
         SECTION 2.1.1. Letter of Credit Commitment..........................25
         SECTION 2.1.2. Term Loan Commitment.................................26

SECTION 2.2. Reduction of the Commitment Amounts.............................26
         SECTION 2.2.1. Optional.............................................26

SECTION 2.3. Borrowing Procedures............................................26
         SECTION 2.3.1. Term Loan Borrowing Procedure........................26

SECTION 2.4. Continuation and Conversion Elections...........................27

SECTION 2.5. Funding.........................................................27

SECTION 2.6. Letters of Credit...............................................27
         SECTION 2.6.1. Letter of Credit Issuance Procedure..................27
         SECTION 2.6.2. Other Lenders' Participation.........................28
         SECTION 2.6.3. Disbursements........................................28
         SECTION 2.6.4. Reimbursement........................................28
         SECTION 2.6.5. Deemed Disbursements.................................29
         SECTION 2.6.6. Nature of Reimbursement Obligations..................29

SECTION 2.7. Term Notes......................................................30

                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1. Repayments and Prepayments; Application.........................30
         SECTION 3.1.1. Repayments and Prepayments...........................30

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         SECTION 3.1.2. Application..........................................33

SECTION 3.2. Interest Provisions.............................................34
         SECTION 3.2.1. Rates................................................34
         SECTION 3.2.2. Post-Maturity and Default Rates......................34
         SECTION 3.2.3. Payment Dates........................................34

SECTION 3.3. Fees............................................................35
         SECTION 3.3.1. Commitment Fee.......................................35
         SECTION 3.3.2. Agent's Fee..........................................35
         SECTION 3.3.3. Letter of Credit Fee.................................35

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

SECTION 4.1. LIBO Rate Lending Unlawful......................................36

SECTION 4.2. Deposits Unavailable............................................36

SECTION 4.3. Increased LIBO Rate Loan Costs, Etc.............................36

SECTION 4.4. Funding Losses..................................................37

SECTION 4.5. Increased Capital Costs.........................................37

SECTION 4.6. Taxes...........................................................37

SECTION 4.7. Payments, Computations, Etc.....................................40

SECTION 4.8. Sharing of Payments.............................................41

SECTION 4.9. Setoff..........................................................41

                                    ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS

SECTION 5.1. Initial Credit Extension........................................42
         SECTION 5.1.1. Resolutions, Etc.....................................42
         SECTION 5.1.2. Closing Date Certificate.............................42
         SECTION 5.1.3. Payment of Outstanding Indebtedness, Etc.............42
         SECTION 5.1.4. Closing Fees, Expenses, Etc..........................43
         SECTION 5.1.5. Financial Information, Etc...........................43
         SECTION 5.1.6. [Intentionally Deleted]..............................43
         SECTION 5.1.7. Opinions of Counsel..................................43
         SECTION 5.1.8. Filing Agent, Etc....................................43
         SECTION 5.1.9. Guaranties...........................................43
         SECTION 5.1.10. Solvency, Etc.......................................44
         SECTION 5.1.11. Security Agreements.................................44

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         SECTION 5.1.12. Foreign Pledge Agreements...........................45
         SECTION 5.1.13. Intellectual Property Security Agreement............45
         SECTION 5.1.14. Insurance...........................................45
         SECTION 5.1.15. Delivery of Term Notes..............................45
         SECTION 5.1.16. Required Consents and Approvals.....................45
         SECTION 5.1.17. Perfection Certificate..............................45

SECTION 5.2. All Credit Extensions...........................................45
         SECTION 5.2.1. Compliance with Warranties, No Default, Etc..........45
         SECTION 5.2.2. Credit Extension Request, Etc........................46
         SECTION 5.2.3. Credit Extensions Exceeding $70,000,000..............46
         SECTION 5.2.4. Satisfactory Legal Form..............................46

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

SECTION 6.1. Organization, Etc...............................................46

SECTION 6.2. Due Authorization, Non-Contravention, Etc.......................47

SECTION 6.3. Government Approval, Regulation, Etc............................47

SECTION 6.4. Validity, Etc...................................................47

SECTION 6.5. Financial Information...........................................47

SECTION 6.6. No Material Adverse Change......................................48

SECTION 6.7. Litigation, Labor Controversies, Etc............................48

SECTION 6.8. Subsidiaries....................................................48

SECTION 6.9. Ownership of Properties.........................................48

SECTION 6.10. Taxes..........................................................48

SECTION 6.11. Pension and Welfare Plans......................................49

SECTION 6.12. Environmental Warranties.......................................49

SECTION 6.13. Accuracy of Information........................................50

SECTION 6.14. Regulations U and X............................................50

SECTION 6.15. Issuance of Subordinated Debt; Status of Obligations as Senior
          Indebtedness, Etc..................................................50

SECTION 6.16. Solvency.......................................................51

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SECTION 6.17. Capitalization.................................................51

SECTION 6.18. Compliance with Laws; Authorizations...........................51

SECTION 6.19. No Contractual or Other Restrictions...........................51

SECTION 6.20. Intellectual Property..........................................51

SECTION 6.21. Priority of Security Interests.................................51

SECTION 6.22. Material Contracts.............................................52

SECTION 6.23. Ownership Change...............................................52

SECTION 6.24. Immaterial Subsidiaries........................................52

                                   ARTICLE VII
                                    COVENANTS

SECTION 7.1. Affirmative Covenants...........................................52
         SECTION 7.1.1. Financial Information, Reports, Notices, Etc.........52
         SECTION 7.1.2. Maintenance of Existence; Compliance with Laws, Etc..54
         SECTION 7.1.3. Maintenance of Properties............................54
         SECTION 7.1.4. Insurance............................................55
         SECTION 7.1.5. Books and Records....................................55
         SECTION 7.1.6. Environmental Law Covenant...........................55
         SECTION 7.1.7. Use of Proceeds......................................56
         SECTION 7.1.8. Future Guarantors, Security, Etc.....................56
         SECTION 7.1.9. Conduct of Business; Separate Existence;
         Maintenance of Authorizations.......................................56
         SECTION 7.1.10. Collateral Accounts, Etc............................56

SECTION 7.2. Negative Covenants..............................................57
         SECTION 7.2.1. Business Activities..................................57
         SECTION 7.2.2. Indebtedness.........................................57
         SECTION 7.2.3. Liens................................................58
         SECTION 7.2.4. Financial Condition and Operations...................59
         SECTION 7.2.5. Investments..........................................61
         SECTION 7.2.6. Restricted Payments, Etc.............................62
         SECTION 7.2.7. Capital Expenditures, Etc............................63
         SECTION 7.2.8. No Prepayment of Debt................................63
         SECTION 7.2.9. Issuance of Capital Securities.......................63
         SECTION 7.2.10. Consolidation, Merger, Etc..........................63
         SECTION 7.2.11. Permitted Dispositions..............................64
         SECTION 7.2.12. Modification of Certain Agreements..................64
         SECTION 7.2.13. Transactions with Affiliates........................65
         SECTION 7.2.14. Restrictive Agreements, Etc.........................65
         SECTION 7.2.15. Sale and Leaseback..................................65


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         SECTION 7.2.16. Limit on Rental Obligations.........................65
         SECTION 7.2.17. Changes to Fiscal Year; Accounting Method...........65

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

SECTION 8.1. Listing of Events of Default....................................66
         SECTION 8.1.1. Non-Payment of Obligations...........................66
         SECTION 8.1.2. Breach of Warranty...................................66
         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations.66
         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations...66
         SECTION 8.1.5. Default on Other Indebtedness........................66
         SECTION 8.1.6. Judgments............................................67
         SECTION 8.1.7. Pension Plans........................................67
         SECTION 8.1.8. Change in Control....................................67
         SECTION 8.1.9. Bankruptcy, Insolvency, Etc..........................67
         SECTION 8.1.10. Impairment of Security, Etc.........................68
         SECTION 8.1.11. Failure of Subordination............................68
         SECTION 8.1.12. Loss of Material License or Royalty;
         Other Material Contracts............................................68

SECTION 8.2. Action if Bankruptcy............................................68

SECTION 8.3. Action if Other Event of Default................................69

                                   ARTICLE IX
                         THE ADMINISTRATIVE AGENT, ETC.

SECTION 9.1. Actions.........................................................69

SECTION 9.2. Funding Reliance, Etc...........................................69

SECTION 9.3. Exculpation.....................................................70

SECTION 9.4. Successor.......................................................70

SECTION 9.5. Term Loans by HSBC..............................................71

SECTION 9.6. Credit Decisions................................................71

SECTION 9.7. Copies, Etc.....................................................71

SECTION 9.8. Reliance by Administrative Agent................................71

SECTION 9.9. Defaults........................................................72

SECTION 9.10. Arranger.......................................................72

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                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

SECTION 10.1. Waivers, Amendments, Etc.......................................72

SECTION 10.2. Notices; Time..................................................73

SECTION 10.3. Payment of Costs and Expenses..................................73

SECTION 10.4. Indemnification................................................74

SECTION 10.5. Survival.......................................................75

SECTION 10.6. Severability...................................................75

SECTION 10.7. Headings.......................................................76

SECTION 10.8. Execution in Counterparts, Effectiveness, Etc..................76

SECTION 10.9. Governing Law; Entire Agreement................................76

SECTION 10.10. Successors and Assigns........................................76

SECTION 10.11. Sale and Transfer of Credit Extensions; Participations
               in Credit Extensions..........................................76
         SECTION 10.11.1. Assignments........................................76
         SECTION 10.11.2. Participations.....................................78

SECTION 10.12. Other Transactions............................................79

SECTION 10.13. Certain Collateral and Other Matters;
               Rate Protection Agreements....................................79

SECTION 10.14. Forum Selection and Consent to Jurisdiction...................80

SECTION 10.15. Waiver of Jury Trial..........................................80


SCHEDULE I    -    Disclosure Schedule

SCHEDULE II   -    Percentages; LIBOR Office; Domestic Office

SCHEDULE III  -    Capitalization and Ownership

SCHEDULE IV   -    Existing Letters of Credit

EXHIBIT A     -    Form of Term Note

EXHIBIT B-1   -    Form of Borrowing Request

EXHIBIT B-2   -    Form of Issuance Request

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EXHIBIT C     -    Form of Continuation/Conversion Notice

EXHIBIT D     -    Form of Borrower Closing Date Certificate

EXHIBIT E     -    Form of Compliance Certificate

EXHIBIT F-1   -    Form of Subsidiary Guaranty

EXHIBIT F-2   -    Form of Perlmutter Guaranty

EXHIBIT G     -    Form of Pledge and Security Agreement

EXHIBIT H     -    Form of Lender Assignment Agreement

EXHIBIT I     -    Perfection Certificate

EXHIBIT J     -    Form of Perlmutter Security Agreement

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of November 30, 2001, is among MARVEL ENTERPRISES, INC., a Delaware corporation (the "Borrower"), the various financial institutions and other Persons from time to time parties hereto (the "Lenders"), HSBC BANK USA ("HSBC"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders and HSBC SECURITIES (USA) INC. ("HSI"), as sole Lead Arranger and sole Bookrunner (in such capacity, the "Arranger").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrower desires to

          (a) roll over the Existing Letters of Credit (such capitalized term, and all other capitalized terms used in these recitals without definition, to have the meaning set forth in Section 1.1 below) so that the Existing Letters of Credit are deemed outstanding under and governed by this Agreement (the "Rollover Financing"); and

          (b) purchase from time to time until the Term Loan Commitment Termination Date a portion of the Borrower's own $250,000,000 original principal amount of 12% Senior Notes due 2009 (the "Senior Notes") (such purchases, collectively, the "Senior Notes Purchase Transactions");

     WHEREAS, in connection with the Rollover Financing and the Senior Notes Purchase Transactions and to provide for a portion of the financing thereof, the Borrower desires to obtain, pursuant to this Agreement, from the Lenders,

          (a) a Term Loan Commitment pursuant to which Borrowings of Term Loans may be made, in a maximum aggregate outstanding principal amount not to exceed $60,000,000, to the Borrower in Borrowings from time to time from and after the Closing Date but prior to the Term Loan Commitment Termination Date; and

          (b) a Letter of Credit Commitment pursuant to which Letters of Credit, in a maximum outstanding Stated Amount not to exceed $20,000,000 (including and taking into account all Existing Letters of Credit), may be issued for the account of the Borrower from time to time from and after the Closing Date but prior to the Letter of Credit Commitment Termination Date;

with the proceeds of the Credit Extensions to be used for the purposes set forth in Section 7.1.7;

     WHEREAS, all Credit Extensions and Rate Protection Agreements with the Lenders (at the time of creation thereof) are and shall be secured by, among other things, the Pledge and Security Agreement and the other Loan Documents and shall be guaranteed pursuant to the Subsidiary Guaranty and the Perlmutter Guaranty (which, in turn, is secured by the Perlmutter Security Agreement); and

     WHEREAS, the Lenders and the Issuer are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Term Loans to the Borrower and issue (or participate in) Letters of Credit;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 9.4.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. "Control" of a Person means the power, directly or indirectly,

          (a) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable); or

          (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

     "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Term Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

          (a) the Base Rate in effect on such day; and

          (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

     Changes in the rate of interest on that portion of any Term Loans maintained as Base Rate Term Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate; provided that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

     "Applicable Margin" means, with respect to Base Rate Term Loans, 2.50% and, with respect to LIBO Rate Term Loans, 3.50%.

     "Arranger" is defined in the preamble.

     "Assignee Lender" is defined in Section 10.11.1.

     "Assignor Lender" is defined in Section 10.11.1.

     "Authorized Officer" means, relative to any Obligor, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuer pursuant to Section 5.1.1 or as updated by the Borrower from time to time and certified in the manner provided above.

     "Base Rate" means, at any time, the rate of interest then most recently established by the Administrative Agent in New York as its base rate for Dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

     "Base Rate Term Loan" means a Term Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "Beneficial Owner" (including, with correlative meaning, "Beneficially Owned") has the meaning set forth in Rule 13d-3 under the Exchange Act.

     "Beneficially Owned Directly" means Beneficially Owned without taking into account any agreement or other arrangement or understanding (including the Stockholders' Agreement).

     "Borrower" is defined in the preamble.

     "Borrower Closing Date Certificate" means the closing date certificate executed and delivered by an Authorized Officer of the Borrower and each U.S. Subsidiary pursuant to the terms of this Agreement, substantially in the form of Exhibit D hereto.

     "Borrowing" means Term Loans of the same type and, in the case of LIBO Rate Term Loans, having the same Interest Period made by all Lenders required to make such Term Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

     "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit B-1 hereto.

     "Business Day" means

          (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

          (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Term Loans, any day which is a Business Day described in clause
     (a) above and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

     "Capital Expenditures" means, for any period, the aggregate amount of (a) all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures including, in any event, capitalized software costs and capitalized product development costs, and (b) Capitalized Lease Liabilities incurred by the Borrower and its Subsidiaries during such period.

     "Capital Securities" means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Effective Date.

     "Capitalized Lease Liabilities" means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

     "Cash Collateralize" means, with respect to a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms satisfactory to the Administrative Agent in an amount equal to the Stated Amount of, and all Letter of Credit Fees related to, such Letter of Credit.

     "Cash Equivalent Investment" means, at any time:

          (a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;

          (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by

               (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody's, or

               (ii) any Lender (or its holding company);

          (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either

               (i) any bank organized under the laws of the United States (or any State thereof) and which has (x) a credit rating of A2 or higher from Moody's or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000, or

               (ii) any Lender; or

          (d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which

               (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and

               (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder.

     "Cash Reserve Accounts" means the special segregated accounts subject to the Pledge and Security Agreement in the name of the Borrower or any of its U.S. Subsidiaries and for the benefit of the Administrative Agent and the Lenders each entitled "Cash Reserve Account", which account shall be maintained by the Borrower or any of its U.S. Subsidiaries, as applicable, with the Administrative Agent at all times until the Termination Date.

     "Casualty Event" means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "Change in Control" means

          (a) the failure of an Excluded Stockholder at any time to directly or indirectly own beneficially on a fully diluted basis at least 25% of the Voting Securities of the Borrower;

          (b) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than an Excluded Stockholder or Excluded Group, becomes the Beneficial Owner of more than 35% of the total voting power of the Voting Securities of the Borrower on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Securities of the Borrower, on a fully diluted basis, than is held by the Excluded Stockholders on such date: provided that the Persons party to the Stockholders' Agreement on the Closing Date and their Affiliates shall not constitute a "group" for purposes of this clause (b) solely as a result of being a party to the Stockholders' Agreement so long as no Person party to the Stockholders' Agreement Beneficially Owns Directly a greater percentage of the voting power of the Voting Securities of the Borrower than is Beneficially Owned Directly by the Excluded Stockholders; or

          (c) individuals who on the Closing Date constitute the board of directors of the Borrower (together with any new directors whose election to such board of directors or whose nomination by such board of directors for election by the Borrower's stockholders was approved (i) by a vote of at least a majority of the members of such board of directors then in office who either were members of such board of directors on the Closing Date or whose election or nomination for election was previously so approved, (ii) pursuant to the terms of the Stockholders' Agreement so long as no Person party to the Stockholders' Agreement Beneficially Owns Directly a greater percentage of the voting power of the Voting Securities of the Borrower than is Beneficially Owned Directly by the Excluded Stockholders, or (iii) by an Excluded Stockholder) cease for any reason to constitute a majority of the members of the board of directors of the Borrower then in office; or

          (d) the occurrence of any "Change of Control" (or similar term) under (and as defined in) the Senior Notes Indenture or any Sub Debt Document.

     "Closing Date" means the date of the initial Credit Extension hereunder, but in no event shall such date be later than November 30, 2001.

     "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

     "Commitment" means, as the context may require, the Term Loan Commitment, Letter of Credit Commitment or LC Participation Commitment.

     "Commitment Amount" means, as the context may require, the Term Loan Commitment Amount or the Letter of Credit Commitment Amount.

     "Commitment Termination Event" means

          (a) the occurrence of any Event of Default with respect to the Borrower described in clauses (a) through (d) of Section 8.1.9; or

          (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of all or any portion of the Term Loans to be due and payable pursuant to Section 8.3, or

               (ii) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

     "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto or in such other form as the Administrative Agent and the Borrower shall agree, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Credit Extension" means, as the context may require,

          (a) the making of a Term Loan by a Lender; or

          (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by the Issuer.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Designated Permitted Liens" means any Lien permitted pursuant to clauses
(a), (c) and (f) through (k) of Section 7.2.3; provided that, in the case of clauses (f) through (k) thereof, "Designated Permitted Liens" shall be deemed to include only Liens existing as of the Closing Date.

     "Disbursement" is defined in Section 2.6.3.

     "Disbursement Date" is defined in Section 2.6.3.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the prior written consent of the Required Lenders.

     "Disposition" (or similar words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower's or its Subsidiaries' assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person (other than to another Obligor) in a single transaction or series of transactions.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "Domestic Office" means the office of a Lender designated as its "Domestic Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Administrative Agent and the Borrower.

     "EBITDA" means, for any applicable period for the Borrower and its Subsidiaries, the sum of

          (a) Net Income for such period, plus

          (b) to the extent deducted in determining such Net Income, the sum of
     (i) amounts attributable to amortization, (ii) income tax expense, (iii) Interest Expense (including Letter of Credit fees), (iv) amounts attributable to depreciation of assets and non-cash foreign currency exchange, (v) all non-cash extraordinary and non-cash non-recurring losses or charges, including charges related to the adoption of FASB 142, and

     (vi) non-operating charges incurred in such period to the extent scheduled to be paid beyond such period, minus

          (c) non-operating charges incurred in a prior period to the extent paid in such period.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

     "Eligible Assignee" means

          (a) prior to post-Closing Date syndication that is successful (as notified in writing by the Administrative Agent to the Borrower), each Lender and, to the extent approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld or delayed), any Affiliate of a Lender, any commercial bank or other financial institution, any fund that invests in loans (and any Related Fund) and any other Person; and

          (b) after post-Closing Date successful syndication (as notified in writing by the Administrative Agent to the Borrower) (i) each Lender, (ii) to the extent approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld or delayed), any Affiliate of a Lender, and (iii) to the extent approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld or delayed) and so long as no Default or Event of Default has occurred or is continuing, to the extent approved in writing by the Borrower (which approval shall not be unreasonably withheld or delayed), to any commercial bank or other financial institution, any fund that invests in loans (and any Related
     Fund) and any other Person.

     "Environmental Laws" means all applicable United States federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

     "Event of Default" is defined in Section 8.1.

     "Excess Free Cash Flow" means, for any Fiscal Year, the excess (if any), of

          (a) Free Cash Flow for such Fiscal Year

     minus

          (b) $20,000,000.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Group" means a "group" (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act) that includes one or more of the Excluded Stockholders; provided that a majority of the voting power of the Voting Securities of the Borrower Beneficially Owned by such group is Beneficially Owned Directly by such Excluded Stockholder(s).

     "Excluded Stockholder" means (a) the Personal Guarantor or any of his Affiliates and (b) the spouse or any one or more lineal descendants of the Personal Guarantor and their spouses and any trust established solely for the benefit of any one or more of such Persons and each of their respective Affiliates; provided that each such Person included in this clause (b) shall only be deemed to be an Excluded Stockholder to the extent such Person's Capital Securities of the Borrower were received directly or indirectly from the Personal Guarantor.

     "Exemption Certificate" is defined in clause (e) of Section 4.6.

     "Existing Letters of Credit" means, collectively, the letters of credit issued by the Issuer prior to the Closing Date and listed on Schedule IV hereto, as such letters of credit may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the confidential letter, dated September 28, 2001, between the Arranger and the Borrower.

     "Filing Agent" is defined in Section 5.1.9.

     "Filing Statements" is defined in Section 5.1.9.

     "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2001 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

     "Foreign Pledge Agreement" means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by the Borrower or any of its Subsidiaries pursuant to the terms of this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on and security interest in any Capital Securities of a Foreign Subsidiary.

     "Foreign Subsidiary" means any Subsidiary that is not a U.S. Subsidiary.

     "Free Cash Flow" means, for any Fiscal Quarter of the Borrower, an amount equal to (a) EBITDA for the Borrower and its Subsidiaries for such Fiscal Quarter, minus (b) the sum of (i) Capital Expenditures incurred or made by the Borrower and its Subsidiaries during such Fiscal Quarter, plus (ii) taxes actually paid in cash by the Borrower and its Subsidiaries during such Fiscal Quarter, plus (c) increases (or minus decreases) in the Working Capital of the Borrower and its Subsidiaries from the prior Fiscal Quarter.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantor" means, as the context may require, (a) each Subsidiary that has executed and delivered to the Administrative Agent a Subsidiary Guaranty and (b) the Personal Guarantor in his capacity as "Guarantor" under the Perlmutter Guaranty.

     "Hazardous Material" means

          (a) any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

          (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other Environmental Laws.

     "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in any Term Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

     "HSBC" is defined in the preamble.

     "HSI" is defined in the preamble.

     "Immaterial Subsidiary" means, individually or collectively, as applicable, MEI Holding Company S Corp, MEI Holding Company F Corp. and Marvel Restaurant Venture Corp.

     "Impermissible Qualification" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrower

          (a) which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of material matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default.

     "including" and "include" means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means as of a particular date, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

          (b) all obligations, contingent or otherwise, relative to the amount available to be drawn under all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all Capitalized Lease Liabilities of such Person;

          (d) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (e) net Hedging Obligations of such Person;

          (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (g) obligations arising under Synthetic Leases;

          (h) all obligations under any preferred stock or other instrument which has any mandatory repayment, prepayment, redemption, repurchase or acquisition or similar provision; and

          (i) all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Intellectual Property Security Agreement" means any intellectual property security agreement executed and delivered by any Obligor in substantially the form of Exhibit E to the Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

          (a) EBITDA (for such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters)

         to

          (b) an amount equal to Interest Expense for such Fiscal Quarter multiplied by 4.

     "Interest Expense" means, for any Fiscal Quarter of the Borrower, the aggregate interest expense (both accrued and paid during such period to the Borrower and its Subsidiaries) of the Borrower and its Subsidiaries for such Fiscal Quarter, including the portion of any payments made during such Fiscal Quarter in respect of Capitalized Lease Liabilities allocable to interest expense less, to the extent included, amortization of debt discount and debt issuance fees.

     "Interest Period" means, relative to any LIBO Rate Term Loan, the period beginning on (and including) the date on which such LIBO Rate Term Loan is made or continued as, or converted into, a LIBO Rate Term Loan pursuant to Section
2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

          (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than six different dates;

          (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such

     Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (c) no Interest Period for any Term Loan may end later than the Stated Maturity Date for such Term Loan, and Interest Periods shall fall on payment dates for Term Loans.

     "Investment" means, relative to any Person,

          (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person;

          (b) Contingent Liabilities in favor of any other Person; and

          (c) any Capital Securities held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

     "ISP Rules" is defined in Section 10.9.

     "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

     "Issuer" means HSBC in its capacity as Issuer of the Letters of Credit. At the request (and with the written approval) of HSBC and with the Borrower's consent (not to be unreasonably withheld or delayed), another Lender or an Affiliate of HSBC may issue one or more Letters of Credit hereunder.

     "LC Participant" means each Lender having an LC Participation Commitment.

     "LC Participation Commitment" means, relative to each Lender, such Lender's obligation (if any) to purchase a participation interest in each issued Letter of Credit pursuant to Section 2.6.2.

     "LC Participation Percentage" means, relative to any Lender, the applicable percentage relating to participation interests in Letters of Credit set forth opposite its name on Schedule II hereto under the LC Participation Commitment column or set forth in a Lender Assignment Agreement under the LC Participation Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.1. A Lender shall not have any LC Participation Commitment if its percentage under the LC Participation Commitment column is zero.

     "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit H hereto.

     "Lenders" is defined in the preamble.

     "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or any Issuer or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

          (a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower's or any of its Subsidiaries' or any of their respective predecessors' properties;

          (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

          (c) any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or

          (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

     "Letter of Credit" is defined in Section 2.1.1.

     "Letter of Credit Commitment" means the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.1.

     "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $20,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

     "Letter of Credit Commitment Termination Date" means the later of

          (a) November 30, 2002 and

          (b) the date of any extension made pursuant to Section 2.1.1.

     "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, and (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

          (a) the excess of (i) Total Debt outstanding on the last day of such Fiscal Quarter minus (ii) the total aggregate amount maintained in the Cash Reserve Accounts on the last day of such Fiscal Quarter to

          (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

     "LIBO Rate" means, relative to any Interest Period, either (a) the rate of interest per annum determined by the Administrative Agent (rounded upward to the nearest 1/16 of 1%) appearing on the Dow Jones Market Screen 3740 or 3750 (or, if more than one rate appears on such screen, the arithmetic mean for all such rates rounded upward to the nearest 1/16 of 1%) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. London, England time, on the second full Business Day preceding the first day of such Interest Period, and in an amount approximately equal to the amount of the Administrative Agent's LIBO Rate Loan and for a period approximately equal to such Interest Period or
(b) if such rate is for any reason not available, the rate per annum equal to the rate at which the Administrative Agent or its designee is offered deposits in such currency at or about 11:00 A.M. London, England time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBO Rate Term Loans are then being conducted for settlement in immediately available funds, for delivery on the first day of such Interest Period for the number of days comprised therein, and in an amount comparable to the amount of its LIBO Rate Loan to be outstanding during such Interest Period.

     "LIBO Rate Loan" means a Term Loan bearing interest, at all times during an Interest Period applicable to such Term Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any Term Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

          LIBO Rate         =                       LIBO Rate
      (Reserve Adjusted)       ------------------------------------------------
                                       1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Term Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

     "LIBOR Office" means the office of a Lender designated as its "LIBOR Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Term Loans of such Lender.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Term Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever that has the same practical effect as a security interest, to secure payment of a debt or performance of an obligation.

     "Loan Documents" means, collectively, this Agreement, the Term Notes, the Letters of Credit, each Rate Protection Agreement, the Fee Letter, each agreement pursuant to which the Administrative Agent is granted a Lien to secure the Obligations (including without limitation the Security Agreements), the Perlmutter Guaranty, the Subsidiary Guaranty, and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospective financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of any Secured Party under any Loan Document or (c) the ability of any Obligor or Personal Guarantor to perform its Obligations under any Loan Document.

     "Material Contracts" means all contracts to which the Borrower or any of its Subsidiaries is a party and which have been disclosed in the Borrower's public filings as material contracts.

     "Mexican Subsidiary" means Compania de Juguettes Mexicanos S. A. de C.V.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Cash Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower, or any of its Subsidiaries in connection with such Casualty Event in excess of $2,000,000, individually or in the aggregate over the course of a Fiscal Year (net of all reasonable and customary collection expenses thereof), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by clause (d) of Section
7.2.3 on the property which is the subject of such Casualty Event.

     "Net Debt Proceeds" means, with respect to the sale or issuance after the Closing Date by the Borrower or any of its Subsidiaries to any Person of any Indebtedness permitted with the prior written consent of the Required Lenders, the excess of:

          (a) the gross cash proceeds received by the Borrower or such Subsidiary from such sale or issuance, over

          (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of the Borrower or any of its Subsidiaries in connection therewith.

     "Net Disposition Proceeds" means with respect to any Disposition of any assets of the Borrower or any of its Subsidiaries permitted pursuant to clause
(c) of Section 7.2.11, the excess of (a) the gross cash proceeds received by the Borrower or such Subsidiary from such Disposition, over

(b) the sum of (i) all reasonable fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Disposition which have not been paid to Affiliates of the Borrower or any of its Subsidiaries, (ii) all Taxes actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such Disposition, (iii) reasonable reserves established in accordance with GAAP against any liabilities associated with such Disposition and retained by the Borrower or any of its Subsidiaries, provided that a reduction of any such reserves shall be deemed Net Disposition Proceeds occurring on the date of such reduction and provided further that such reserves, for purposes of this clause (iii) only, shall be an amount equal to or less than 25% of the gross proceeds received from such Disposition, and (iv) the amount of any Indebtedness which is secured by any such assets and which is required to be, and is, repaid in connection with the Disposition; provided, however, that Net Disposition Proceeds shall include the excess, if any, of the estimated taxes payable in connection with such Disposition over the actual amount of taxes paid, immediately after the payment of such taxes.

     "Net Equity Proceeds" means with respect to the sale or issuance after the Closing Date by the Borrower to any Person of any Capital Securities, warrants or options or the exercise of any such warrants or options, the excess of:

          (a) the gross cash proceeds received by such Person from such sale, exercise or issuance, over

          (b) all reasonable underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of the Borrower in connection therewith.

     "Net Income" means, for any period, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary gains but including extraordinary losses, such losses not to exceed an amount equal to 10% of EBITDA for the most recently completed Fiscal Quarter) which would be included as net income on the consolidated financial statements of the Borrower and its Subsidiaries for such period.

     "Non-Excluded Taxes" means any Taxes other than net income and franchise Taxes imposed with respect to any Secured Party by any Governmental Authority under the laws of which such Secured Party is organized or in which it maintains its applicable lending office.

     "Non-U.S. Lender" and "Non-U.S. LC Participant" means any Lender or LC Participant that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

     "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor and the Personal Guarantor arising under or in connection with a Loan Document, including Reimbursement Obligations and the principal of and premium, if any, and interest (including interest accruing during (or which would have accrued but for) the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Term Loans and/or Reimbursement Obligations.

     "Obligor" means, as the context may require, the Borrower and each other Person (other than a Secured Party and the Personal Guarantor) obligated under any Loan Document.

     "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of Capital Securities.

     "Other Taxes" means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

     "Participant" is defined in Section 10.11.2.

     "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Perfection Certificate" means the Perfection Certificate to be executed and delivered by an Authorized Officer of each Obligor that is a party to the Pledge and Security Agreement pursuant to the terms of this Agreement, substantially in the form of Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Perlmutter Guaranty" means the guaranty to be duly executed and delivered by the Personal Guarantor pursuant to the terms of this Agreement, substantially in the form of Exhibit F-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Perlmutter Security Agreement" means the security agreement to be duly executed and delivered by the Personal Guarantor, substantially in the form of Exhibit J hereto (and including any and all control agreements executed in connection therewith or pursuant thereto), as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Permitted Acquisition" means an acquisition (whether pursuant to an acquisition of Capital Securities, assets or otherwise) by the Borrower or any Subsidiary from any Person of a business as to in which the Required Lenders have consented in writing and, in any event, the following conditions are satisfied:

          (a) immediately before and after giving effect to such acquisition no Default shall have occurred and be continuing or would result therefrom (including under Section 7.2.1);

          (b) such acquisition has been approved and recommended by the board of directors or general partner (or similar entity) of the Person to be acquired or which owns the assets to be acquired;

          (c) the Borrower shall have furnished to the Administrative Agent (which shall promptly distribute the same to the Lenders), prior to the consummation of such acquisition, pro forma projections and other details (with reasonable assumptions) prepared in good faith upon reasonable assumptions with respect to the Person, Persons, or assets to be acquired demonstrating pro forma compliance with all covenants through the Stated Maturity Date;

          (d) the Administrative Agent (on behalf of the Lenders) shall have been provided a first-priority security interest in such acquired property (subject to Permitted Liens, if any, encumbering such acquired property only) as soon as possible, but in any event within 30 days of the acquisition of such property;

          (e) the Borrower or such Subsidiary will use its best efforts to ensure that the documentation for such acquisition shall permit the Administrative Agent to obtain a Lien on such documentation; and

          (f) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in Section 7.2.4.

     "Permitted Lien" means a Lien permitted pursuant to Section 7.2.3.

     "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

     "Personal Guarantor" means Mr. Isaac Perlmutter.

     "Pledge and Security Agreement" means the pledge and security agreement to be duly executed and delivered by an Authorized Officer of the Borrower and each of the Borrower's U.S. Subsidiaries, substantially in the form of Exhibit G hereto (and including any and all control agreements executed in connection therewith or pursuant thereto), together with any supplemental Foreign Pledge Agreements delivered pursuant to the terms of this Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Pledged Subsidiary" means each Subsidiary in respect of which the Administrative Agent has been granted a security interest in or a pledge of (a) any of the Capital Securities of such Subsidiary or (b) any intercompany notes of such Subsidiary owing to the Borrower or another Subsidiary.

     "Projections" means the financial projections for the Borrower and its Subsidiaries through December, 2004 heretofore delivered to the Administrative Agent and dated November 11, 2001.

     "Quarterly Payment Date" means the last day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

     "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

     "Refinancing" is defined in the first recital.

     "Register" is defined in clause (b) of Section 2.7.

     "Reimbursement Obligation" is defined in Section 2.6.4.

     "Related Fund" means, with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans and is controlled by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Release" means a "release", as such term is defined in CERCLA.

     "Replacement Lender" is defined in clause (f) of Section 10.11.1.

     "Required Lenders" means, (a) at any time that there is more than one Lender and/or LC Participant and any Lender or LC Participant holds greater than 50% of the Total Exposure Amount, such Lender and/or LC Participant plus at least one other Lender and/or LC Participant, and (b) at any other time, Lenders and/or LC Participants holding, in the aggregate, greater than 50% of the Total Exposure Amount.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

     "Restricted Payment" means the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of the Borrower or any Subsidiary) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Securities of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Borrower or any Subsidiary or otherwise.

     "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill, Inc.

     "SEC" means the Securities and Exchange Commission.

     "Secured Parties" means, collectively, the Lenders, the Issuer, the Administrative Agent, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case), each of their respective successors, transferees and assigns.

     "Security Agreement" means, as the context may require, the Pledge and Security Agreement and the Perlmutter Security Agreement and each other document, including supplements with respect to intellectual property, pursuant to which a Lien may be granted by any Subsidiary of the Borrower, the Personal Guarantor or any Affiliates thereof to the Administrative Agent for the benefit of the Lenders, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Senior Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

          (a) Total Debt (other than Subordinated Debt) outstanding on the last day of such Fiscal Quarter to

          (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

     "Senior Notes" is defined in the second recital.

     "Senior Notes Indenture" means the Indenture, dated as of February 25, 1999 for 12% Senior Notes due 2009, between the Borrower, as Issuer, MEI Holding Company F Corp., MEI Holding Company S Corp., MEI Holding Company FHF Corp., MRV, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Entertainment Group, Inc. and Marvel Restaurant Venture Crop., as Guarantors, and the Trustee, pursuant to which the Senior Notes shall have been issued, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.12.

     "Senior Notes Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower arising under or in connection with the Senior Notes Indenture.

     "Senior Notes Purchase Transactions" is defined in clause (b) of the first recital.

     "Solvent" means, with respect to any Person and its Subsidiaries on a particular date, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis in not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations), and (d) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis in not about to engage in business or transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted, including the capital needs of the Borrower on a consolidated basis (taking into account, in each case, the particular capital requirements of the businesses conducted by the Borrower and the projected capital requirements and capital availability of such businesses). The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

     "Stated Amount" means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

     "Stated Expiry Date" is defined in Section 2.6.

     "Stated Maturity Date" means, with respect to all Term Loans, December 31, 2004.

     "Stockholders' Agreement" means the agreement, dated as of October 1, 1998, among the Borrower, the secured creditors of Marvel Entertainment Group, Inc. party thereto, the Personal Guarantor and certain of his affiliates, Mr. Avi Arad and the affiliates of Mr. Mark Dickstein party thereto.

     "Sub Debt Documents" means, collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of Subordinated Debt, as amended, supplemented, amended and restated or otherwise modified in accordance with
Section 7.2.12.

     "Subordinated Debt" means unsecured Indebtedness of the Borrower subordinated in right of payment to the Obligations pursuant to documentation containing redemption and other prepayment events, maturities, amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms satisfactory to the Administrative Agent.

     "Subordination Provisions" is defined in Section 8.1.11.

     "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

     "Subsidiary Guarantor" means each Subsidiary that has executed and delivered to the Administrative Agent a Subsidiary Guaranty.

     "Subsidiary Guaranty" means the subsidiary guaranty to be duly executed and delivered by an Authorized Officer of each U.S. Subsidiary in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the terms of this Agreement, substantially in the form of Exhibit F-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Surviving Provisions" is defined in Section 10.5.

     "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

     "Taxes" means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

     "Term Loan" is defined in Section 2.1.2.

     "Term Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Term Loans pursuant to clause (a) of Section 2.1.2.

     "Term Loan Commitment Amount" means, on any date, $60,000,000, as such amount may be permanently reduced form time to time in accordance with Section 2.2.1.

     "Term Loan Commitment Termination Date" means the earliest of

          (a) January 31, 2002 (if the Term Loans have not been made on or prior to such date); and

          (b) the date on which any Commitment Termination Event occurs.

     Upon the occurrence of any event described in clause (a) or (b), the Term Loan Commitments shall terminate automatically and without any further action.

     "Term Note" means a promissory note of the Borrower payable to any Lender, in substantially the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Term Percentage" means, relative to any Lender, the applicable percentage relating to Term Loans set forth opposite its name on Schedule II hereto under the Term Loan Commitment column or set forth in a Lender Assignment Agreement under the Term Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.1. A Lender shall not have any Term Loan Commitment if its percentage under the Term Loan Commitment column is zero.

     "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized), all Rate Protection Agreements have been terminated and all Commitments shall have terminated.

     "Total Debt" means, on any date, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the type referred to in clause (a) (which, in the case of the Term Loans, shall be deemed to equal the average daily amount of the Term Loans outstanding for the Fiscal Quarter ending on or immediately preceding the date of determination), clause (b) (which, in the case of Letter of Credit Outstandings shall be deemed to equal the average daily amount of Letter of Credit Outstandings for the Fiscal Quarter ending on or immediately preceding the date of determination), clause (c), clause (g) and clause (h), in each case of the definition of "Indebtedness" (exclusive of intercompany Indebtedness between the Borrower and its Subsidiaries) and any Contingent Liability in respect of any of the foregoing.

     "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amount of all Term Loans, the aggregate amount of all Letter of Credit Outstandings and the unfunded amount of the Commitments.

     "Trustee" means IBJ Whitehall Bank & Trust Company (and its successors), as Trustee under the Senior Notes Indenture.

     "type" means, relative to any Term Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

     "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

     "U.S. Subsidiary" means any Subsidiary, other than any Immaterial Subsidiary, that is incorporated or organized under the laws of the United States or a state thereof.

     "Voting Securities" means, with respect to any Person, securities of any class of Capital Securities of such Person entitling the holder thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of directors, managers or other voting members of the governing body of such Person.

     "Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

     "wholly owned Subsidiary" means any Subsidiary all of the outstanding Capital Securities of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower.

     "Working Capital" means, at any date, the sum of (a) consolidated current assets of the Borrower and its Subsidiaries at such date minus (b) consolidated current liabilities of the Borrower and its Subsidiaries at such date.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule, and each notice and other communication delivered from time to time in connection with any Loan Document.

     SECTION 1.3. Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in clause (a) of
Section 5.1.5; provided that if, after the Effective Date, there occurs any change in GAAP that affects in any material respect the calculation of any covenant contained in Section 7.2.4, the Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the Effective Date and, until any such amendments have been agreed upon, the covenants in
Section 7.2.4 shall be calculated as if no such change in GAAP has occurred. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication.

                                   ARTICLE II
                       COMMITMENTS, BORROWING AND ISSUANCE
                     PROCEDURES, NOTES AND LETTERS OF CREDIT

     SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the Issuer severally agree to make Credit Extensions as set forth below.

     SECTION 2.1.1. Letter of Credit Commitment. From time to time on any Business Day occurring from and after the Effective Date but prior to the Letter of Credit Commitment Termination Date, the Issuer agrees that it will

          (a) issue one or more standby letters of credit (each, a "Letter of Credit") for the account of the Borrower or any Subsidiary Guarantor in the Stated Amount requested by the Borrower on such day; or

          (b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder;

provided that the Issuer shall not be required to issue any Letter of Credit if, after giving effect thereto, the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount; provided further that, from and after the Closing Date, the Existing Letters of Credit shall be deemed to be issued under this Agreement and shall for all purposes be governed by, and constitute Letters of Credit under, this Agreement.

     No Stated Expiry Date shall extend beyond the earliest of (i) the Letter of Credit Commitment Termination Date, (ii) five days prior to the Stated Maturity Date and (iii) unless otherwise agreed to by the Issuer in its sole discretion, one year from the date of such extension. The Letter of Credit Commitment Termination Date may be extended annually for up to an additional one-year period upon not less than ten nor more than twenty Business Days' prior written notice to the Administrative Agent so long as no Default has occurred and is continuing; provided that the final Letter of Credit Commitment Termination Date shall be no later than five days prior to the Stated Maturity Date.

     SECTION 2.1.2. Term Loan Commitment. From time to time on any Business Day occurring after the Effective Date but prior to the Term Loan Commitment Termination Date, each Lender that has a Term Loan Commitment agrees that it will make loans (relative to such Lender, its "Term Loans") to the Borrower equal to such Lender's Term Loan Percentage of the aggregate amount of the Borrowing of Term Loans requested by the Borrower to be made on such day, provided that (a) the aggregate principal amount of all Term Loans outstanding at any time shall not exceed the Term Loan Commitment Amount and (b) the aggregate principal amount of all Term Loans outstanding at any time from any Lender with a Term Loan Commitment shall not exceed its Term Percentage or the Term Loan Commitment Amount. No amounts paid or prepaid with respect to Term Loans may be reborrowed. Notwithstanding anything else to the contrary contained in any Loan Document, the Administrative Agent may divide the Term Loan Commitment into two separate commitments on terms and conditions consistent with the Surviving Provisions; provided that the aggregate amount of such separate commitments shall not exceed $60,000,000.

     SECTION 2.2. Reduction of the Commitment Amounts. The Commitment Amounts are subject to reduction from time to time as set forth below.

     SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the unused amount of the Letter of Credit Commitment Amount or the Term Loan Commitment Amount on the Business Day so specified by the Borrower; provided, however, that all such reductions shall require at least one Business Day's prior written notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000.

     SECTION 2.3. Borrowing Procedures. Term Loans shall be made by the Lenders with a Term Loan Commitment in accordance with Section 2.3.1.

     SECTION 2.3.1. Term Loan Borrowing Procedure. By delivering a Borrowing Request to the Administrative Agent on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably request, on one Business Day's prior written notice in the case of Base Rate Term Loans, or three Business Days' prior written notice in the case of LIBO Rate Term Loans, and in either case not more than five Business Days' prior written notice, that a Borrowing be made, in the case of LIBO Rate Term Loans, in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, and in the case of Base Rate Term Loans, in a minimum amount of $1,000,000 and an integral multiple of $500,000 or, in either case, in the unused amount of the applicable Commitment; provided, however, that all of the initial Term Loans shall be made as Base Rate Term Loans. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Term Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. on such Business Day each Lender that has a Commitment to make Term Loans shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Term Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Term Loan shall be affected by any other Lender's failure to make any Term Loan.

     SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's prior written notice in the case of Base Rate Term Loans, or three Business Days' prior written notice in the case of LIBO Rate Term Loans, and in either case not more than five Business Days' prior written notice, that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000 be, in the case of Base Rate Term Loans, converted into LIBO Rate Term Loans or be, in the case of LIBO Rate Term Loans, converted into Base Rate Term Loans or continued as LIBO Rate Term Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (a) each such conversion or continuation shall be prorated among the applicable outstanding Term Loans of all Lenders that have made such Term Loans, and (b) no portion of the outstanding principal amount of any Term Loans may be continued as, or be converted into, LIBO Rate Term Loans when (i) any Event of Default has occurred and is continuing or (ii) unless the Administrative Agent otherwise consents in writing, any Default has occurred and is continuing.

     SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Term Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Term Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

     SECTION 2.6. Letters of Credit. Letters of Credit shall be issued by the Issuer and participated in by LC Participants in accordance with the provisions set forth below in the subsections of this Section 2.6.

     SECTION 2.6.1. Letter of Credit Issuance Procedure. By delivering to the Administrative Agent an Issuance Request on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably request on not less than three nor more than ten Business Days' prior written notice, in the case of an initial issuance of a Letter of Credit, and not less than five Business Days' prior written notice, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit (in each case, unless a shorter notice period is agreed to in writing by the Issuer, in its sole discretion), that the Issuer issue, or extend the Stated Expiry Date of, a Letter of Credit in such form as may be requested by the Borrower and approved by the Issuer, which approval shall not be unreasonably withheld or delayed, solely for the purposes described in Section 7.1.7. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earliest to occur of (a) the Letter of Credit Commitment Termination Date,

(b) five days prior to the Stated Maturity Date or (c) (unless otherwise agreed to by an Issuer, in its sole discretion), one year from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues.

     SECTION 2.6.2. Other Lenders' Participation. Upon the issuance of each Letter of Credit, and without further action, each LC Participant (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its LC Participation Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such LC Participant shall, to the extent of its LC Participation Percentage, be responsible for reimbursing within one Business Day the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6 (and for Reimbursement Obligations which have been reimbursed by the Borrower but which have been required to be disgorged, returned or restored by the Issuer). In addition, such LC Participant shall, to the extent of its LC Participation Percentage, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.1 with respect to each Letter of Credit and of interest payable pursuant to
Section 3.2 with respect to any Reimbursement Obligation. To the extent that any LC Participant has reimbursed the Issuer for a Disbursement, such LC Participant shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

     SECTION 2.6.3. Disbursements. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon (not counting the date of reimbursement made in accordance with Section 4.7) at a rate per annum equal to the rate per annum then in effect for Base Rate Term Loans (with the then Applicable Margin for Term Loans accruing on such amount) pursuant to Section
3.2 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary Guarantor).

     SECTION 2.6.4. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.3 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse the Issuer, each LC Participant's obligation under Section 2.6.2 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such LC Participant, as the case may be, may have or have had against the Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such LC

Participant, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

     SECTION 2.6.5. Deemed Disbursements. Upon the occurrence and during the continuation of any Default under Section 8.1.9 or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

          (a) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and

          (b) the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Amounts payable by the Borrower pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.

     SECTION 2.6.6. Nature of Reimbursement Obligations. The Borrower, each other Obligor and, to the extent set forth in Section 2.6.2, each LC Participant shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer shall not be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any LC Participant hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith shall be binding upon each Obligor and each such Secured Party, and shall not put the Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be.

     SECTION 2.7. Term Notes. (a) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a Term Note evidencing the Term Loans made by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender's Term Percentage of the original Term Loan Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Term Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to, the Term Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Obligor absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.

     (b) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause, to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Term Loan Commitment, the Term Loans made by each Lender and each repayment in respect of the principal amount of the Term Loans, annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor's or Personal Guarantor's Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Term Loan is registered (or, if applicable, to which a Term Note has been issued) as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Term Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to Section 10.11.1. No assignment or transfer of a Lender's Term Loan Commitment or Term Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                                  ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. Repayments and Prepayments; Application. The Borrower agrees that the Term Loans shall be repaid and prepaid pursuant to the following terms.

     SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Term Loan upon the Stated Maturity Date therefor. Prior thereto, payments and prepayments of the Term Loans shall or may be made as set forth below.

          (a) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Term Loans; provided, however, that (i) any such prepayment of the Term Loans shall be applied to the remaining amortization payments for the Term Loans in such amounts as the Borrower shall determine; (ii) all such voluntary prepayments shall require at least one but no more than five Business Days' prior written notice to the Administrative Agent; and
     (iii) all such voluntary partial prepayments shall be, in the case of LIBO Rate Term Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Term Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000.

          (b) On each date when the sum of (i) the aggregate outstanding principal amount of all Letter of Credit Outstandings exceeds the Letter of Credit Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Borrower shall Cash Collateralize all Letter of Credit Outstandings, in an aggregate amount equal to such excess.

          (c) On the Stated Maturity Date and on each Quarterly Payment Date occurring during any period set forth below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term Loans in an amount equal to the product of (i) the aggregate principal amount of all Term Loans outstanding on the Term Loan Commitment Termination Date multiplied by (ii) the percentage set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable:

                                                   Percentage of Required
          Period                                    Principal Repayment
          ------                                    -------------------

     01/01/2002 through (and                               .0417%
     including) 12/31/2002

     01/01/2003 through (and                               .083%
     including) 12/31/2003

     01/01/2004 through (and                               .125%
     including) 9/30/2004

     Stated Maturity Date for                          the then outstanding
     Term Loans                                        principal amount of all
                                                       Term Loans, if any.


          (d) Concurrently with the receipt by the Borrower or any of its Subsidiaries of any (i) Net Debt Proceeds or (ii) Net Equity Proceeds, in each case in an aggregate amount that, together with prior receipts of Net Debt Proceeds or Net Equity Proceeds, as the case may be, is equal to or greater than $500,000, the Borrower shall deliver to the Administrative Agent a calculation in reasonable detail of the amount of such Net Debt Proceeds or Net Equity Proceeds, as the case may be, and apply an amount equal to 100% of such proceeds to the prepayment of the outstanding principal amount of the Term Loans in accordance with Section 3.1.2; provided that, subsequent to the date of any such application of Net Debt Proceeds or Net Equity Proceeds, as the case may be, no further application of such proceeds in accordance with this clause (d) shall be required until, from time to time, the aggregate amount of Net Debt Proceeds or Net Equity Proceeds, as the case may be, received by the Borrower or any of its Subsidiaries following such date is equal to or greater than $500,000.

          (e) Concurrently with the receipt by the Borrower or any of its Subsidiaries of Net Disposition Proceeds in an aggregate amount that, together with prior receipts of Net Disposition Proceeds, is equal to or greater than $500,000, the Borrower shall deliver to the Administrative Agent a calculation in reasonable detail of the amount of such Net Disposition Proceeds, and apply an amount equal to 100% of such Net Disposition Proceeds to the prepayment of the outstanding principal amount of the Term Loans in accordance with Section 3.1.2; provided, however, that no prepayment from Net Disposition Proceeds shall be required under this clause if (i) the Borrower informs the Administrative Agent in writing no later than five Business Days following the receipt of such Net Disposition Proceeds of its or such Subsidiary's good faith intention to apply such Net Disposition Proceeds to the purchase of assets to be used in the same business segment of the Borrower or such Subsidiary as the disposed assets, and the Borrower or such Subsidiary in fact (x) uses such Net Disposition Proceeds (as confirmed in a certificate delivered to the Administrative Agent within five Business Days after such use) to purchase such assets or property within 180 days following the receipt of such Net Disposition Proceeds or (y) enters into a definitive purchase agreement for the purchase of such assets or property with such proceeds (as certified by the Borrower in writing to the Administrative Agent) within 180 days following the receipt of such Net Disposition Proceeds and such purchase is in fact completed within 270 days of receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 180-day or 270-day period, as applicable, being applied to the prepayment of the outstanding principal amount of the Term Loans in accordance with Section
     3.1.2 and to such Cash Collateralization, (ii) the Disposition is pursuant to a lease having a term of six years or less in which the Borrower or such Subsidiary is the lessor or (iii) the Disposition is pursuant to a license granted in the ordinary course of the Borrower's or such Subsidiary's business; and provided further that, subsequent to the date of any such application of Net Disposition Proceeds, no further application of such proceeds in accordance with this clause (e) shall be required until, from time to time, the aggregate amount of Net Disposition Proceeds received by the Borrower or any of its Subsidiaries following such date is equal to or greater than $500,000.

          (f) On each day on which a Compliance Certificate is required to be delivered with the relevant financial information pursuant to clause (b) of
     Section 7.1.1, the Borrower shall deliver to the Administrative Agent a calculation in reasonable detail of the Excess Free Cash Flow (if any) for the Fiscal Year last ended and make a mandatory prepayment of the Term Loans in an amount equal to Excess Free Cash Flow; provided, however, that
     (i) no prepayment of Excess Free Cash Flow shall exceed $10,000,000 in any Fiscal Quarter, (ii) the aggregate amount of prepayments of Excess Free Cash Flow made in any Fiscal Year shall not exceed $20,000,000, and (iii) no prepayment of Excess Free Cash Flow shall be required for a one-year period following the Closing Date. The amount of any such Excess Free Cash Flow shall be applied to the prepayment of the outstanding principal amount of the Term Loans in accordance with Section 3.1.2.

          (g) Concurrently with the receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds from any Casualty Event, the aggregate amount of which is in excess of $500,000, the Borrower shall deliver to the Administrative Agent a calculation in reasonable detail of the amount of such Net Cash Proceeds, and apply an amount equal to 100% of such Net Cash Proceeds to the prepayment of the outstanding principal amount of the Term Loans in accordance with Section 3.1.2; provided, however, that (i) no such prepayment from such Net Cash Proceeds shall be required under this clause if the Borrower informs the Administrative Agent in writing no later than 30 days following the occurrence of the Casualty Event resulting in such Net Cash Proceeds of its or such Subsidiary's good faith intention to apply such Net Cash Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property and the Borrower or such Subsidiary in fact (A) uses such Net Cash Proceeds (as confirmed in a certificate delivered to the Administrative Agent at the time of such application) to rebuild or replace such assets or property within 180 days following the receipt of such Net Cash Proceeds or (B) enters into a definitive purchase or construction agreement to replace or rebuild such assets or property with such proceeds (as certified by the Borrower in writing to the Administrative Agent) within 180 days following the receipt of such Net Cash Proceeds and such purchase or construction is in fact completed within 270 days of receipt of such Net Cash Proceeds, with the amount of such Net Cash Proceeds unused after such 180-day or 270-day period, as applicable, being applied to the prepayment of the Term Loans pursuant to Section 3.1.2 and (ii) subsequent to the date of any such application of Net Cash Proceeds, no further application of such proceeds in accordance with this clause (g) shall be required until, from time to time, the aggregate amount of Net Cash Proceeds from any Casualty Event received by the Borrower or any of its Subsidiaries following such date is equal to or greater than $500,000; provided further, however, that at any time when any Default or Event of Default shall have occurred and be continuing, all Net Cash Proceeds shall be deposited in an account maintained with the Administrative Agent (over which the Administrative Agent shall have a first priority perfected security interest) for the prepayment of the Term Loans in accordance with
     Section 3.1.2 and to Cash Collateralize Letter of Credit Obligations and to pay other Obligations. Any Net Cash Proceeds remaining in such account shall be distributed to the Borrower or such Subsidiary for such rebuilding or replacement whenever no Default or Event of Default is then continuing.

          (h) Immediately upon any acceleration of the Stated Maturity Date of any Term Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay all the Term Loans and Cash Collateralize Letter of Credit Obligations and to pay other Obligations, unless, pursuant to Section 8.3, only a portion of all the Term Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

Each prepayment of any Term Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

     SECTION 3.1.2. Application. Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.

          (a) Subject to clause (b), each prepayment or repayment of the principal of the Term Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Term Loans, and second, subject to the terms of
     Section 4.4, to the principal amount thereof being maintained as LIBO Rate Term Loans.

          (b) Each prepayment of the Term Loans made pursuant to clauses (d),
     (e), (f), and (g) of Section 3.1.1 shall be applied (i) first, to a mandatory prepayment of the installments of the Term Loans in the inverse order of their maturities, until all Term Loans are paid in full, and (ii) second, once all Term Loans have been repaid in full, to Cash Collateralize all Letter of Credit Obligations (with a concurrent reduction of the Letter of Credit Commitment Amount in accordance with Section 2.2.2) and to pay all other Obligations.

     SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Term Loans shall accrue and be payable in accordance with the terms set forth below.

     SECTION 3.2.1. Rates. Subject to Section 2.3.1, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Term Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

          (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

All LIBO Rate Term Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION 3.2.2. Post-Maturity and Default Rates. After the date any principal amount of any Term Loan or Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable (taking into account any applicable grace period), or upon the occurrence and continuance of an Event of Default, the Borrower shall pay interest (after as well as before judgment) on all Obligations at a rate per annum equal to (a) in the case of LIBO Rate Term Loans only, (i) interest (after as well as before judgment) on the principal amount of all outstanding LIBO Rate Term Loans at a rate per annum equal to the LIBO Rate (Reserve Adjusted) from time to time in effect, plus, the Applicable Margin for LIBO Rate Term Loans, plus, 2% per annum, until the expiration of the applicable Interest Period in effect at such time, and (ii) thereafter, in accordance with clause (b) of this Section 3.2.2; and (b) in the case of Base Rate Term Loans and all other monetary Obligations, interest (after as well as before judgment) on (i) the principal amount of all outstanding Base Rate Term Loans, (ii) all unpaid interest and fees payable hereunder and (iii) any other amounts due and payable, in each case at a rate per annum equal to the Alternate Base Rate from time to time in effect, plus, the Applicable Margin for Base Rate Term Loans, plus, 2% per annum.

     SECTION 3.2.3. Payment Dates. Interest accrued on each Term Loan shall be payable, without duplication:

          (a) on the Stated Maturity Date therefor;

          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Term Loan on the principal amount so paid or prepaid;

          (c) with respect to Base Rate Term Loans, on each Quarterly Payment Date occurring after the Effective Date;

          (d) with respect to LIBO Rate Term Loans, on the last day of each applicable Interest Period (and on any Quarterly Payment Date falling during such Interest Period);

          (e) with respect to any Base Rate Term Loans converted into LIBO Rate Term Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

          (f) on that portion of any Term Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Term Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth below. All such fees shall be non-refundable.

     SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the Issuer and each LC Participant, a commitment fee in an amount equal to 0.50% per annum, multiplied by, in the case of the Issuer and each LC Participant, the average daily unused amount of the Letter of Credit Commitment Amount, such fees being payable monthly in arrears on the first Business Day of each calendar month and on the Stated Maturity Date (and on demand thereafter) and computed on a 360-day basis. Outstanding Letters of Credit shall count as usage for purposes of computing the foregoing fee.

     SECTION 3.3.2. Agent's Fee. The Borrower agrees to pay to the Administrative Agent and the Arranger, for their own accounts, the fees and other considerations in the amounts and on the dates set forth in the Fee Letter.

     SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the Issuer and each LC Participant, a Letter of Credit fee per annum in an amount equal to the Applicable Margin for Term Loans maintained as LIBO Rate Term Loans, multiplied by the Stated Amount of each outstanding Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Stated Expiry Date for each Letter of Credit (calculated on a 360-day basis). The Borrower further agrees to pay to the Issuer in full upon the issuance of each Letter of Credit a fronting fee in an amount equal to 0.25% per annum multiplied by the face amount of such Letter of Credit (calculated on a 360-day basis), together with the Issuer's customary administrative, amendment, drawing, transfer and other fees in connection therewith.

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine in good faith (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Term Loan as, or to convert any Term Loan into, a LIBO Rate Term Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Term Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Term Loans payable to such Lender shall automatically convert into Base Rate Term Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

          (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

          (b) by reason of circumstances affecting it's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Term Loans;

then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Term Loans as, or to convert any Term Loans into, LIBO Rate Term Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3. Increased LIBO Rate Loan Costs, Etc. The Borrower agrees to reimburse each Lender and the Issuer for any increase in the cost to such Lender or the Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party's Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Term Loans as, or of converting (or of its obligation to convert) any Term Loans into, LIBO Rate Term Loans and the obligation to issue and/or participate in Letters of Credit) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Secured Party shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Secured Party within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.


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


     SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Term Loan as, or to convert any portion of the principal amount of any Term Loan into, a LIBO Rate Term
Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Term Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Article III or otherwise;

          (b) any Term Loans not being made as LIBO Rate Term Loans in accordance with the Borrowing Request therefor as a direct or indirect result of any act or failure to act by the Borrower; or

          (c) any Term Loans not being continued as, or converted into, LIBO Rate Term Loans in accordance with the Continuation/Conversion Notice therefor as a direct or indirect result of any act or failure to act by the Borrower;

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit issued or participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the Borrower and the Administrative Agent, the Borrower shall within five days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

     SECTION 4.6. Taxes. The Borrower covenants and agrees as follows with respect to Taxes.

          (a) Any and all payments by the Borrower under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are required by law to be deducted or withheld from any payment required to be made by any Obligor to or on behalf of any Secured Party under any Loan Document, then:

               (i) subject to clause (f), if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Non-Excluded Taxes, in an amount that is not less than the full amount provided for in such Loan Document; and

               (ii) the Borrower shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

          (b) In addition, the Borrower shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

          (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. The Administrative Agent shall make copies thereof available to any Lender or LC Participant upon request therefor.

          (d) Subject to clause (f), the Borrower shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes, and for the full amount of Taxes of any kind imposed or asserted by any Governmental Authority on amounts payable under this Section 4.6(a), (b) or (d), levied, imposed or assessed on (and whether or not paid directly by) such Secured Party, whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided, however, that no Secured Party shall be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify each Secured Party for any incremental Non-Excluded Taxes that may become payable by such Secured Party as a result of any failure of the Borrower to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause
     (c), documentation evidencing the payment of Non-Excluded Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. The Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

          (e) Each Non-U.S. Lender or LC Participant, on or prior to the date on which such non-U.S. Lender or LC Participant becomes a Lender or LC Participant hereunder (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only for so long as such non-U.S. Lender or LC Participant is legally entitled to do so), shall deliver to the Borrower and the Administrative Agent either (i) two duly completed copies of either (x) Internal Revenue Service Form W-8BEN or (y) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or (ii) in the case of a Non-U.S. Lender or LC Participant that is not legally entitled to deliver either form listed in clause (e)(i), (x) a certificate to the effect that such Non-U.S. Lender or LC Participant is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code,
     (B) a "10 percent shareholder" of the Borrower within the meaning of
     Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d)(4) of the Code (referred to as an "Exemption Certificate") and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form, certifying that such Non-U.S. Lender or LC Participant is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Loan Document or, in the case of a Non-U.S. Lender or LC Participant that has certified that it is not a "bank" as described above, certifying that such Non-U.S. Lender or LC Participant is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender or LC Participant at the time such Lender or LC Participant first become a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Non-Excluded Taxes unless and until such Lender or LC Participant provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Non-Excluded Taxes; provided, however, that, if at the date of the assignment pursuant to which a Lender becomes a party to this Agreement, the Assignor Lender was entitled to payments under clause (a) of this Section 4.6 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Non-Excluded Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Non-Excluded Taxes) United States withholding tax, if any, applicable with respect to the Assignee Lender on such date.

          (f) The Borrower shall not be obligated to gross up any payments to any Lender or LC Participant pursuant to clause (a)(i), or to indemnify any Lender or LC Participant pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender or LC Participant to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender or LC Participant, pursuant to clause (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender or LC Participant being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Term Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrower shall be obligated to gross up any payments to any such Lender pursuant to clause (a)(i), and to indemnify any such Lender or LC Participant pursuant to clause (d), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date, which change rendered such Lender or LC Participant no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption

     Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of the Borrower or (iii) the obligation to gross up payments to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender or LC Participant pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrower.

          (g) Any Lender or LC Participant claiming any additional amounts payable pursuant to this Section 4.6 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender or LC Participant, be otherwise disadvantageous to such Lender or LC Participant.

          (h) In the event any Secured party, in its sole discretion, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment or refund of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to any payment to or on behalf of such Secured Party pursuant to this Section 4.6 (a) or (d), such Secured Party, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission, refund or repayment, shall pay to the Borrower such amount as such Secured Party shall, in its sole discretion, has determined to be attributable to such deduction or withholding and which will leave such Secured Party (after such payment) in no worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. All determinations as to the amount and timing of the receipt or grant of any such credit, relief, remission, refund or repayment shall be made by the relevant Secured Party in its sole good faith discretion. Nothing herein contained shall interfere with the right of a Secured Party to arrange its Tax affairs in whatever manner it thinks fit nor oblige any Lender to claim any Tax credit or to disclose any information relating to its Tax affairs or any computations in respect thereof or require any Lender to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

     SECTION 4.7. Payments, Computations, Etc. Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 11:00 a.m. on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Term Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall (except as otherwise required by clause (c) of the definition of "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment. The Cash Reserve Accounts may be debited by the Administrative Agent from time to time when any Obligations are due and owning, and the Borrower hereby expressly authorizes such debiting.

     SECTION 4.8. Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.9. Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Default described in clauses (a) through (d) of
Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

                                   ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS

     SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, the Issuer to fund the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article.

     SECTION 5.1.1. Resolutions, Etc. The Administrative Agent shall have received from each Obligor, as applicable, with counterparts for each Lender,
(a) a certified true copy of a good standing certificate, certificate of incorporation and by-laws, dated a date reasonably close to the Closing Date, for each such Person and (b) a certificate, dated the Closing Date, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

          (i) resolutions of each such Person's Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect without modification or rescission authorizing, to the extent relevant, all aspects of the Senior Notes Purchase Transactions applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

          (ii) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

          (iii) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

     SECTION 5.1.2. Closing Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Borrower Closing Date Certificate, dated the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties in all material respects of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct in all material respects. All documents and agreements required to be appended to the Borrower Closing Date Certificate shall be in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 5.1.3. Payment of Outstanding Indebtedness, Etc. All Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the initial Credit Extension (or, in the case of the Existing Letters of Credit, shall have been rolled over to become outstanding under this Agreement) and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness have been released and the Administrative Agent shall have received all Uniform Commercial Code

Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

     SECTION 5.1.4. Closing Fees, Expenses, Etc. The Administrative Agent shall have received for its own account, and for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections
3.3 and, if then invoiced, 10.3.

     SECTION 5.1.5. Financial Information, Etc. The Administrative Agent shall have received, with counterparts for each Lender,

          (a) audited consolidated financial statements of the Borrower and its Subsidiaries for the 1999 Fiscal Year and 2000 Fiscal Year;

          (b) a pro forma consolidated balance sheet of the Borrower and its Subsidiaries, as of the date of the initial Credit Extension certified by the chief financial or accounting Authorized Officer of the Borrower, giving effect to the consummation of the Senior Notes Purchase Transactions contemplated by this Agreement, which shall be satisfactory to the Administrative Agent; and

          (c) the Projections.

     SECTION 5.1.6. [Intentionally Deleted].

     SECTION 5.1.7. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Closing Date and addressed to the Administrative Agent and all Lenders, from

          (a) Allen S. Lipson, general counsel for the Obligors, in form and substance reasonably satisfactory to the Administrative Agent;

          (b) Paul, Hastings, Janofsky & Walker LLP, New York counsel to the Obligors, in form and substance reasonably satisfactory to the Administrative Agent; and

          (c) Shipman & Sosensky, LLC, counsel to the Personal Guarantor, in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 5.1.8. Filing Agent, Etc. All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code (Form UCC-3) termination statements required pursuant to the Loan Documents (collectively, the "Filing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Administrative Agent (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing satisfactory to the Administrative Agent and its counsel (a) the Filing Agent's receipt of all Filing Statements, (b) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (c) that the Filing Agent will notify the Administrative Agent and its counsel of the results of such submissions within 30 days following the Closing Date.

     SECTION 5.1.9. Guaranties. The Administrative Agent shall have received, with counterparts for each Lender, the Subsidiary Guaranty and Perlmutter Guaranty, dated as of the

Closing Date, duly executed and delivered by an Authorized Officer of each U.S. Subsidiary or by the Personal Guarantor, as applicable.

     SECTION 5.1.10. Solvency, Etc. The Administrative Agent shall have received, with counterparts for each Lender, a certificate as to solvency duly executed and delivered by the chief financial or accounting Authorized Officer of the Borrower, dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent.

     SECTION 5.1.11. Security Agreements. The Administrative Agent shall have received, with counterparts for each Lender, the Pledge and Security Agreement and the Perlmutter Security Agreement, dated the Closing Date, duly executed and delivered by an Authorized Officer of the Borrower and each U.S. Subsidiary or the Personal Guarantor, as applicable, together with

          (a) (i) certificates evidencing all of the issued and outstanding Capital Securities owned by (x) the Borrower in its U.S. Subsidiaries and
     (y) each U.S. Subsidiary in its U.S. Subsidiaries and (ii) certificates evidencing 65% of the issued and outstanding Voting Securities of each Foreign Subsidiary directly owned by the Borrower or any U.S. Subsidiary, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any Capital Securities are uncertificated Capital Securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest therein has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities; and

          (b) all promissory notes (including intercompany notes in which the Borrower or any U.S. Subsidiary has an interest), if any, evidencing Indebtedness payable to the Borrower or any U.S. Subsidiary duly endorsed in blank, together with Filing Statements (or similar instruments) in respect of such promissory notes executed by the Borrower or a U.S. Subsidiary, as applicable, to be filed in such jurisdictions as the Administrative Agent may reasonably request;

          (c) executed copies of Filing Statements naming the Borrower, each U.S. Subsidiary and the Personal Guarantor as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests of the Administrative Agent pursuant to such Security Agreements;

          (d) executed copies of proper UCC Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person (i) in any collateral described in any Security Agreement previously granted by any Person, and (ii) securing any of the Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule, together with such other UCC Form UCC-3 termination statements as the Administrative Agent may reasonably request from such Obligors;

          (e) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Borrower or any U.S. Subsidiary (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Loan Document); and

          (f) the Administrative Agent and its counsel shall be satisfied that
     (i) the Lien granted to the Administrative Agent, for the benefit of the Secured Parties in the collateral (other than motor vehicles, motor vehicle trailers, fixtures, and investment property not constituting Capital Securities pledged pursuant to the Pledge and Security Agreement) described above is a first (subject to Designated Permitted Liens) priority (or local equivalent thereof) security interest; and (ii) no Lien (other than Designated Permitted Liens) exists on any of the collateral described above other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document.

     SECTION 5.1.12. Foreign Pledge Agreements. All Foreign Pledge Agreements shall have been duly executed and delivered by all parties thereto and shall remain in full force and effect, and all Liens granted to the Administrative Agent thereunder shall be duly perfected to provide the Administrative Agent with a security interest in and Lien on all collateral granted thereunder free and clear of other Liens, except to the extent consented to in writing by the Administrative Agent.

     SECTION 5.1.13. Intellectual Property Security Agreement. The Administrative Agent shall have received the Intellectual Property Security Agreement, dated as of the Closing Date, duly executed and delivered by each Obligor that has delivered the Pledge and Security Agreement.

     SECTION 5.1.14. Insurance. The Administrative Agent shall have received a reasonably satisfactory broker's letter stating that the Borrower's insurance coverage is sufficient and customary as provided therein and complies with the requirements of the Loan Documents.

     SECTION 5.1.15. Delivery of Term Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Term Note, such Lender's Term Note duly executed and delivered by an Authorized Officer of the Borrower.

     SECTION 5.1.16. Required Consents and Approvals. All required material consents and approvals shall have been duly obtained and be in full force and effect with respect to the transactions contemplated hereby and the continuing operations of the Borrower from (a) all relevant Governmental Authorities and
(b) any other Person whose consent or approval is so required to effect the transactions, including, without limitation all consents as to Collateral assignments of license arrangements, and all applicable waiting periods shall have expired without any action being taken by any competent authority that could restrain, prevent or otherwise impose any adverse conditions on the transactions and related financing contemplated hereby.

     SECTION 5.1.17. Perfection Certificate. The Administrative Agent shall have received the Perfection Certificate, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of the Borrower.

     SECTION 5.2. All Credit Extensions. The obligation of each Lender and the Issuer to make any Credit Extension shall be subject to and the satisfaction of each of the conditions precedent set forth below.

     SECTION 5.2.1. Compliance with Warranties, No Default, Etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

          (a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

          (b) no Default shall have then occurred and be continuing.

     SECTION 5.2.2. Credit Extension Request, Etc. The Administrative Agent shall have received a Borrowing Request if Term Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in
Section 5.2.1 are true and correct in all material respects. Concurrently with the delivery of each such Borrowing Request or Issuance Request, the Borrower shall deliver a duly executed certificate as to the Senior Notes to be purchased, directly or indirectly, using the proceeds of such Credit Extension, the discount obtained on such Senior Notes, and any other information reasonably requested by the Administrative Agent.

     SECTION 5.2.3. Credit Extensions Exceeding $70,000,000. If fulfilling a Borrowing Request or an Issuance Request shall result in Credit Extensions outstanding in an aggregate amount exceeding $70,000,000, the Administrative Agent shall have received a certificate duly executed by the Borrower stating that there is no restriction (including under the Senior Notes Indenture) prohibiting or that would be violated by such extension, accompanied by duly certified true copies of any and all consents under the Senior Notes Indenture required to permit any such extension.

     SECTION 5.2.4. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor or Personal Guarantor shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants to each Secured Party as set forth in this Article.

     SECTION 6.1. Organization, Etc. Each Obligor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect, and has full corporate power and authority and holds all requisite governmental licenses, permits and other governmental approvals to enter into and perform its Obligations under each Loan Document to which it is a party.

     SECTION 6.2. Due Authorization, Non-Contravention, Etc. The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it, each Obligor's participation in the consummation of all aspects of the Senior Notes Purchase Transactions, and the execution, delivery and performance by the Borrower or (if applicable) any Obligor of the agreements executed and delivered by it in connection with the transactions contemplated herein are in each case within such Person's corporate powers, have been duly authorized by all necessary action, and do not

          (a) contravene or result in a default under (i) any Obligor's Organic Documents, (ii) any contractual restriction binding on or affecting any Obligor, (iii) any court decree or order binding on or affecting any Obligor or (iv) any law or governmental regulation binding on or affecting any Obligor; or

          (b) result in, or require the creation or imposition of, any Lien on any Obligor's properties (except as permitted by this Agreement).

     SECTION 6.3. Government Approval, Regulation, Etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect) is required for the consummation of the transactions contemplated herein or the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party, or for the due execution, delivery and/or performance of documents evidencing the transactions contemplated herein, in each case by the parties thereto. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.4. Validity, Etc. This Agreement and the other documents which evidence the transactions contemplated herein have been duly executed and delivered and constitute, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and each Loan Document executed by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect affecting creditors' rights generally and by general principles of equity).

     SECTION 6.5. Financial Information. The financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 5.1.5 have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of income and of cash flow and all other financial information of each of the Borrower and its Subsidiaries furnished pursuant to

Section 7.1.1 have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied with the financial statements delivered pursuant to Section 5.1.5, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. There are no material liabilities of the Borrower or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than those liabilities provided for or disclosed in the most recently delivered financial statements.

     SECTION 6.6. No Material Adverse Change. There has been no material adverse change in the business, assets, revenues, debt service capacity, tax position, environmental liability, financial condition, operations or prospective financial position of the Borrower and its Subsidiaries taken as a whole since December 31, 2000, except that we note the items disclosed in Item 6.7 of the Disclosure Schedule to the extent such items may be deemed to have caused such a material adverse change.

     SECTION 6.7. Litigation, Labor Controversies, Etc. There is no pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened in writing litigation, action, proceeding or labor controversy

          (a) except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Borrower any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no adverse development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7; or

          (b) which purports to affect the legality, validity or enforceability of any Loan Document, the other documents evidencing the transactions contemplated herein and the other transactions contemplated herein.

     SECTION 6.8. Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries which are identified in Item 6.8 of the Disclosure Schedule, or which are permitted to have been organized or acquired in accordance with
Section 7.2.5 or 7.2.10.

     SECTION 6.9. Ownership of Properties. The Borrower and each of its Subsidiaries owns (a) in the case of owned real property, good and marketable fee title to, and (b) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Permitted Liens.

     SECTION 6.10. Taxes. (a) The Borrower and each of its Subsidiaries has filed all United States federal Tax returns and all other material Tax returns and reports required by law to have been filed by it and has paid all Taxes thereby shown to be due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

          (b) The Borrower and its Subsidiaries will have net operating losses for United States federal, state and local franchise and income tax purposes of at least $90 million, as of

December 31, 2001, after taking into account any cancellation of indebtedness income incurred as a result of all the Senior Notes Purchase Transactions.

     SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the Effective Date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 6.12. Environmental Warranties. Except as set forth in Item 6.12 of the Disclosure Schedule:

          (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

          (b) there have been no past, and there are no pending or, to the knowledge of any officer of the Borrower, threatened (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

          (c) to the knowledge of any officer of the Borrower, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect;

          (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to Environmental Laws;

          (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or, to the knowledge of any officer of the Borrower, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or cleanup;

          (f) to the knowledge of any officer of the Borrower, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries with respect to which environmental cleanup costs could be expected to have, singly or in the aggregate, a Material Adverse Effect;

          (g) to the knowledge of any officer of the Borrower, neither the Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA which could reasonably be expected to have a Material Adverse Effect;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary with respect to which environmental cleanup costs could be expected to have, singly or in the aggregate, a Material Adverse Effect; and

          (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.13. Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Obligor to any Secured Party will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified. The Borrower has furnished to the Administrative Agent true and complete copies of the Stockholders' Agreement and the Senior Notes Indenture. The Projections have been prepared in good faith and based on reasonable assumptions.

     SECTION 6.14. Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 6.15. Issuance of Subordinated Debt; Status of Obligations as Senior Indebtedness, Etc. The subordination provisions of any Subordinated Debt contained in any Sub Debt Documents are enforceable against the holders of the Subordinated Debt by the holder of any "Senior Indebtedness" or similar term referring to the Obligations (as defined in the Sub Debt Documents). All Obligations, including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Term Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute "Senior Indebtedness" or similar term relating to the Obligations (as defined in the Sub Debt Documents) and all such Obligations are entitled to the benefits of the subordination created by the Sub Debt Documents. The Borrower acknowledges that the Administrative Agent, each Lender and each Issuer and LC Participant is entering into this Agreement and is extending its Commitments in reliance upon such form of subordination provisions in any Sub Debt Documents.

     SECTION 6.16. Solvency. After giving effect to the initial Credit Extension and the consummation of the Senior Note Purchase Transactions, each of the Borrower and its Subsidiaries is Solvent.

     SECTION 6.17. Capitalization. Attached as Schedule III hereto is a true, complete and accurate description as of the date of the initial Credit Extension of the equity capital structure of the Borrower accompanied by a statement of authorized and issued Capital Securities for the Borrower as of the date hereof.

     SECTION 6.18. Compliance with Laws; Authorizations. Except as disclosed in
Item 6.18 of the Disclosure Schedule, the Borrower and its Subsidiaries are in compliance in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of its businesses or the ownership of its properties, including, without limitation, those relating to public health and safety, except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local health and safety statutes and regulations which non-compliance could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have obtained all authorizations necessary and appropriate to own and operate their businesses and property and hold under lease their property, where applicable, and all such authorizations are in full force and effect, except where the failure to so obtain such authorizations or to so keep such authorizations in full force and effect could not be reasonably expected to have a Material Adverse Effect.

     SECTION 6.19. No Contractual or Other Restrictions. No Subsidiary is a party to any agreement or other contractual arrangement that limits its ability to (a) pay dividends to, or otherwise make Investments in or other payments to, the Borrower or (b) grant Liens solely in favor of the Administrative Agent other than non-material agreements and contractual arrangements which impose limitations on a Subsidiary's ability to grant Liens thereon in favor of the Administrative Agent.

     SECTION 6.20. Intellectual Property. Each of the Borrower and its Subsidiaries owns and possesses or licenses (as the case may be) all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Borrower considers necessary for the conduct of the businesses of the Borrower and its Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons, in each case except as could not reasonably be expected to result in a Material Adverse Effect, and there is no individual patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right or copyright the loss of which could reasonably be expected to result in a Material Adverse Effect, except as may be disclosed in Item 6.21 of the Disclosure Schedule.

     SECTION 6.21. Priority of Security Interests. The Liens granted to the Administrative Agent in the Collateral (as defined in the Security Agreements) are first (subject to, on the Closing Date, Designated Permitted Liens, and thereafter, Permitted Liens, and other than motor vehicles, motor vehicle trailers, fixtures, and investment property not constituting Capital Securities pledged pursuant to the Pledge and Security Agreement) priority (or the local equivalent thereof) security interests and no Liens exist on any of the collateral described above other than the Liens created in favor of the Administrative Agent pursuant to a Loan Document and the Permitted Liens.

     SECTION 6.22. Material Contracts. Neither the Borrower nor any Subsidiary is, to the knowledge of the Borrower or such Subsidiary, in breach of, or in default under, any Material Contract, and no Material Contract is scheduled to expire or terminate prior to the Stated Maturity Date.

     SECTION 6.23. Ownership Change. The transactions contemplated by this Agreement, or any other transaction contemplated by the Borrower or any of its Subsidiaries, will not result in an "ownership change" (as defined in Section 382 of the Code) with respect to any Borrower or any of its Subsidiaries except to the extent otherwise permitted under Section 7.2.10 or Section 7.2.11 or the application of the "separate return limitation year" limitations under the Federal income tax consolidated return regulations with respect to any Borrower or any of its Subsidiaries.

     SECTION 6.24. Immaterial Subsidiaries. None of the Immaterial Subsidiaries hold, directly or indirectly, any assets or property.

                                   ARTICLE VII
                                    COVENANTS

     SECTION 7.1. Affirmative Covenants. The Borrower covenant and agrees with each Lender, the Issuer, each LC Participant and the Administrative Agent that until the Termination Date has occurred, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

     SECTION 7.1.1. Financial Information, Reports, Notices, Etc. The Borrower will furnish or cause to be furnished to the Administrative Agent (with sufficient copies for each Lender) copies of the following financial statements, reports, notices and information (all in form reasonably satisfactory to the Administrative Agent):

          (a) promptly after becoming available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, accompanied by unaudited consolidating statements as of the end of such Fiscal Quarter, and including (in each case), in comparative form, the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct in accordance with GAAP (subject to normal year end adjustment and absence of footnotes) as described in Section 1.4 by the chief financial or accounting Authorized Officer of the Borrower;

          (b) promptly after becoming available and in any event within 105 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, accompanied by unaudited consolidating statements as of the end of such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by Ernst & Young or other independent public accountants of nationally recognized standing, which shall include a calculation of the financial covenants set forth in Section 7.2.4 in accordance with GAAP as described in Section 1.4 and stating that, in performing the examination necessary to deliver the audited financial statements of the Borrower, either no knowledge was obtained of any Event of Default or, if such knowledge was obtained, the nature thereof;

          (c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Borrower, setting forth calculations with respect to the financial covenants set forth in
     Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower or an Obligor has taken or proposes to take with respect thereto) and setting forth the status of the dissolution or liquidation of the Immaterial Subsidiaries; provided, however, that the Borrower shall also deliver to the Administrative Agent such a Compliance Certificate no later than 15 days after the last day of the 2001 Fiscal Year;

          (d) as soon as possible and in any event within three Business Days after an officer of the Borrower or any other Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower or such Obligor has taken and proposes to take with respect thereto;

          (e) as soon as possible and in any event within three Business Days after an officer of the Borrower or any other Obligor obtains knowledge of
     (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Administrative Agent reasonably requests, information reasonably relating thereto;

          (f) promptly after the filing thereof, copies of all periodic and other reports, prospectuses and registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) which the Borrower or any Subsidiary files with the SEC or any national securities exchange;

          (g) promptly but, in any event, within three Business Days after a Designated Officer becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan; provided, however, that the foregoing language of clause (g)(i) of Section 7.1.1. shall not apply with respect to the standard termination of any Pension Plan pursuant to Section 4041(b) of ERISA where the aggregate contribution of Borrower and any other member of the Borrower's Controlled Group needed to make such plan sufficient for the purposes of the PBGC termination provisions does not exceed $500,000, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under
     Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

          (h) promptly upon receipt thereof, copies of all "management letters" submitted to the Borrower or any other Obligor by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

          (i) promptly following the mailing or receipt of any notice or report delivered under the terms of any Subordinated Debt or the Senior Notes Indenture, copies of such notice or report;

          (j) within 90 days after the end of each Fiscal Year, updated projections in reasonable detail through the Stated Maturity Date, prepared in good faith upon reasonable stated assumptions, all in form satisfactory to the Administrative Agent;

          (k) such other financial and other information regarding or related, directly or indirectly, to the business of the Borrower or any of its Subsidiaries as any Lender, Issuer or LC Participant through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may reasonably request with respect to the terms of and information provided pursuant to the Compliance Certificate); and

          (l) within three Business Days after the end of each Fiscal Quarter, a certificate in form and substance satisfactory to the Administrative Agent, executed by the chief financial or accounting Authorized Officer of the Borrower, setting forth the amount held in each of the Cash Reserve Accounts as of the last Business Day of such Fiscal Quarter.

     SECTION 7.1.2. Maintenance of Existence; Compliance with Laws, Etc. The Borrower will, and will cause each of its Subsidiaries to (a) preserve and maintain its legal existence (except as otherwise permitted by Section 7.2.10), and (b) comply in all material respects with all applicable laws, rules, regulations and orders, including (i) any such applicable laws, rules, regulations and orders with respect to any Pension Plan, and (ii) the payment (before the same become delinquent), of (A) all U.S. federal income taxes and all other material Taxes imposed upon the Borrower or its Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or its Subsidiaries, as applicable, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors, and (B) at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods), all their material payment obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceeding and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

     SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrower and its Subsidiaries at that time may be properly conducted at all times, unless the failure to maintain such property would not have a Material Adverse Effect.

     SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to:

          (a) maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and its Subsidiaries; and

          (b) maintain all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all insurance policies required pursuant to this Section shall (i) name the Administrative Agent on behalf of the Secured Parties as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty days' prior written notice to the Administrative Agent and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents (including hazard insurance and business interruption insurance).

     SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit each Secured Party or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit each Obligor's offices, to discuss such Obligor's financial matters with its officers and employees, and its independent public accountants (and the Borrower hereby authorizes such independent public accountant to discuss each Obligor's financial matters with each Secured Party or their representatives whether or not any representative of such Obligor is present) and to examine (and photocopy extracts from) any of its books, records and accounts including any "management letters" prepared by independent accountants. The Borrower shall pay any fees of such independent public accountant incurred in connection with any Secured Party's exercise of its rights pursuant to this Section.

     SECTION 7.1.6. Environmental Law Covenant. The Borrower will, and will cause each of its Subsidiaries to,

          (a) use and operate all of its and their facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; and

          (b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, and shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law.

     SECTION 7.1.7. Use of Proceeds. The Borrower will apply the proceeds of the Term Loans (a) to partially finance the Senior Notes Purchase Transactions and
(b) for issuing Letters of Credit for the account of the Borrower to replace the Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule and for working capital and general corporate purposes.

     SECTION 7.1.8. Future Guarantors, Security, Etc. The Borrower will, and will cause each U.S. Subsidiary to, execute any documents, Filing Statements, agreements and instruments, and take all further action (including filing mortgages) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the Liens created or intended to be created by the Loan Documents on substantially all assets of the Borrower and its Subsidiaries. The Borrower will cause any subsequently acquired or organized U.S. Subsidiary to execute a Subsidiary Guaranty (or a supplement thereto) and the Pledge and Security Agreement in favor of the Secured Parties. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to its and its U.S. Subsidiaries assets and properties, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower and its U.S. Subsidiaries (including real and personal property acquired subsequent to the Effective
Date); provided that neither the Borrower nor its Subsidiaries shall be required to pledge more than 65% of the Voting Securities of any Foreign Subsidiary or to grant a Lien that would cause a breach by the Borrower or any of its Subsidiaries of any obligation to any Person the incurrence of which is permitted by this Agreement (including under Section 7.2.2 and 7.2.14 hereof). Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section.

     SECTION 7.1.9. Conduct of Business; Separate Existence; Maintenance of Authorizations. The Borrower will, and will cause each of its Subsidiaries to,
(a) carry on and conduct its business in the same manner as it is currently conducted; (b) do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; and (c) do all things reasonably necessary to renew, extend and continue in effect all authorizations which may at any time and from time to time be necessary to operate and own the business and assets of the Borrower and its Subsidiaries in compliance with all applicable laws and regulations, except in each case where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. The Borrower will liquidate or dissolve each of the Immaterial Subsidiaries as soon as reasonably practicable.

     SECTION 7.1.10. Collateral Accounts, Etc. The Borrower will, and will cause each of its Subsidiaries to, (a) deposit all of their respective cash receipts from current and future licensing or royalty contracts and other activities of such Obligor directly into the Cash Reserve Accounts; and (b) maintain an aggregate amount equal to at least $10,000,000 in the Cash Reserve Accounts as of the last Business Day of each Fiscal Quarter (such amount to exclude any proceeds resulting, directly or indirectly, from any Credit Extension).

     SECTION 7.2. Negative Covenants. The Borrower covenants and agrees with each Lender, the Issuer, each LC Participant and the Administrative Agent that until the Termination Date has occurred, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

     SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably incidental thereto.

     SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

          (a) Indebtedness in respect of the Obligations;

          (b) until the Closing Date, Indebtedness that is to be repaid in full as further identified in Item 7.2.2(b) of the Disclosure Schedule;

          (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) of the Disclosure Schedule, and refinancing of such Indebtedness; provided that (i) the principal amount (as such amount may have been reduced following the Effective Date) thereof is not increased,
     (ii) the maturity date thereof is not shortened, and (iii) the covenant and default provisions thereof are not materially more restrictive on the Borrower than the covenant and default provisions contained in this Agreement;

          (d) unsecured Indebtedness (i) incurred in the ordinary course of business of the Borrower and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

          (e) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Subsidiaries (provided that such Indebtedness is incurred within 60 days of the acquisition of such property) and (iii) Capitalized Lease Liabilities; provided that the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $1,250,000;

          (f) Indebtedness of any Subsidiary (other than an Immaterial Subsidiary) owing to the Borrower or any other Subsidiary, which Indebtedness, if incurred by a Foreign Subsidiary owing to the Borrower or a Subsidiary Guarantor, shall not (when aggregated with the amount of Investments made by the Borrower and the Subsidiary Guarantors in Foreign Subsidiaries (other than the Mexican Subsidiary) under clause (e)(i) of
     Section 7.2.5), exceed $500,000; provided, however, that (i) Indebtedness incurred by Foreign Subsidiaries (other than the Mexican Subsidiary) related to Investments made by the Borrower in such Foreign

     Subsidiaries under clause (k)(i) of Section 7.2.5 shall not exceed $3,000,000 in the aggregate outstanding at any time and (ii) Indebtedness incurred by the Mexican Subsidiary related to Investments made by the Borrower in the Mexican Subsidiary under clause (k)(ii) of Section 7.2.5 shall not exceed $300,000 per month;

          (g) Indebtedness of a Person existing at the time such Person became a Subsidiary of the Borrower, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary and the aggregate outstanding amount of all Indebtedness existing pursuant to this clause does not exceed $1,250,000 at any time;

          (h) Indebtedness evidenced by the Senior Notes in an aggregate principal amount not exceeding $250,000,000, less the amount of any Senior Notes purchased by the Borrower;

          (i) unsecured Subordinated Debt from the Personal Guarantor to the Borrower in an aggregate principal amount not to exceed $25,000,000 at any time outstanding pursuant to Sub Debt Documents satisfactory in form and substance to the Administrative Agent (including without limitation as to its equity conversion terms); and

          (j) other Indebtedness of the Borrower in an aggregate amount at any time outstanding not to exceed $2,500,000;

provided, however, that no Indebtedness otherwise permitted by clauses (c), (e),
(g), (i), and (j), shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

     SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens securing payment of the Obligations;

          (b) until the Closing Date, Liens securing payment of Indebtedness of the type described in clause (b) of Section 7.2.2;

          (c) Liens existing as of the Effective Date and disclosed in Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2, and refinancings of such Indebtedness; provided that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Effective Date (as such Indebtedness may have been permanently reduced subsequent to the Effective Date);

          (d) Liens securing Indebtedness of the type permitted under clause (e) of Section 7.2.2; provided that (i) such Lien is granted within 60 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed 80% of the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

          (e) Liens securing Indebtedness permitted by clause (g) of Section 7.2.2; provided that such Liens existed prior to such Person becoming a Subsidiary and were not created in anticipation thereof;

          (f) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (g) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

          (h) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;

          (i) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

          (j) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

          (k) other Liens in an aggregate amount not exceeding $100,000.

     SECTION 7.2.4. Financial Condition and Operations. The Borrower will not permit any of the events set forth below to occur.

          (a) The Borrower will not permit the Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                                                                         Maximum Leverage
                        Period                                                 Ratio

--------------------------------------------------------             --------------------------


       10/01/01 through (and including) 12/31/01                              5.80:1

       01/01/02 through (and including) 06/30/02                              5.50:1

       07/01/02 through (and including) 09/30/02                              4.25:1

       10/01/02 through (and including) 12/31/02                              3.75:1


                                                                         Maximum Leverage
                        Period                                                 Ratio

--------------------------------------------------------             --------------------------
       01/01/03 through (and including) 12/31/03                              3.00:1

                01/01/04 and thereafter                                       2.00:1


          (b) The Borrower will not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:


                                                                      Maximum Senior Leverage
                        Period                                                 Ratio

--------------------------------------------------------             --------------------------

       10/01/01 through (and including) 12/31/01                              2.50:1

       01/01/02 through (and including) 06/30/02                              2.25:1

       07/01/02 through (and including) 09/30/02                              1.75:1

       10/01/02 through (and including) 12/31/02                              1.50:1

       01/01/03 through (and including) 12/31/03                              1.00:1

                01/01/04 and thereafter                                         0.0

          (c) The Borrower will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                                         Minimum Interest
                        Period                                            Coverage Ratio

--------------------------------------------------------             --------------------------

       10/01/01 through (and including) 12/31/01                              1.25:1

       01/01/02 through (and including) 06/30/02                              1.50:1

       07/01/02 through (and including) 09/30/02                              2.00:1

       10/01/02 through (and including) 12/31/02                              2.25:1

       01/01/03 through (and including) 12/31/03                              2.75:1

                01/01/04 and thereafter                                       3.00:1

          (d) The Borrower will not permit Free Cash Flow for any Fiscal Year set forth below to be less than the amount set forth opposite such Fiscal
     Year:

                 Fiscal Year                             Minimum Free Cash Flow
                 -----------                             ----------------------
                     2001                                      $35,000,000
                     2002                                      $35,000,000
                     2003                                      $45,000,000
                     2004                                      $50,000,000

     SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

          (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

          (b) Cash Equivalent Investments;

          (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (d) Investments permitted as Capital Expenditures pursuant to Section 7.2.7;

          (e) Investments by way of contributions to capital or purchases of Capital Securities (i) by the Borrower in any Subsidiaries (other than any Immaterial Subsidiary) or by any Subsidiary in other Subsidiaries (other than any Immaterial Subsidiary); provided that the aggregate amount of intercompany loans made pursuant to clause (f) of Section 7.2.2 to Subsidiaries that are not Subsidiary Guarantors and Investments under this clause made by the Borrower and Subsidiary Guarantors in Subsidiaries that are not Subsidiary Guarantors shall not exceed $500,000 at any time, or
     (ii) by any Subsidiary in the Borrower;

          (f) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

          (g) Investments by way of the acquisition of Capital Securities constituting Permitted Acquisitions in an aggregate amount not to exceed $5,000,000 over the term of this Agreement or $2,5000,000 in any Fiscal Year; provided that (i) such Investments shall result in the acquisition of a wholly owned U.S. Subsidiary and (ii) upon making such Investments, the provisions of Section 7.1.8 are complied with;

          (h) Investments comprising purchases of Senior Notes, provided that
     (i) such purchases utilize the proceeds of Term Loans in accordance with the requirements of this Agreement or (ii) subject to clause (b) of Section
     7.2.8 commencing three months after the

     Term Loan Commitment Amount has been fully drawn but prior to the date that is twelve months after the Closing Date, and subject to the prior written consent of the Administrative Agent, such purchases may utilize up to $7,500,000 in the aggregate of the Borrower's own cash;

          (i) revolving credit advances by the Borrower to (x) the trust created under the Avoidance Litigation Trust Agreement, dated as of October 1, 1998, by and among John J. Gibbons, as chapter 11 trustee, the Borrower and other parties thereto, in an aggregate principal amount not to exceed $1,100,000 outstanding at any time and (y) the trust created under the MAFCO Litigation Trust Agreement, dated as of October 1, 1998, by and among John J. Gibbons, as chapter 11 trustee, the Borrower and other parties thereto, in an aggregate principal amount not to exceed $1,000,000 outstanding at any time;

          (j) Investments in any Person received in return for the licensing or sublicensing of use of any intellectual property of such Person by the Borrower or a Subsidiary in the ordinary course of business on customary terms; provided that any such Investment in an Affiliate must be made on an arm's-length basis on terms at least as favorable to Borrower or such Subsidiary as could have been obtained from a third party that was not an Affiliate;

          (k) short-term loans or advances to (i) Foreign Subsidiaries (other than the Mexican Subsidiary) in the ordinary course of business on customary terms to pay invoices from suppliers in an aggregate amount not to exceed $3,000,000 outstanding at any time and (ii) the Mexican Subsidiary in the ordinary course of business not to exceed $300,000 per month; and

          (l) other Investments (except in Immaterial Subsidiaries, it being understood and agreed that, notwithstanding any other provision of this Agreement, the Immaterial Subsidiaries shall not acquire or receive any assets or liablilities) in an amount not to exceed $2,500,000 in the aggregate at any time outstanding;

provided, however, that

               (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

               (ii) no Investment otherwise permitted by clauses (d), (g), (h), or (l) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

     SECTION 7.2.6. Restricted Payments, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than (a) Restricted Payments made by Subsidiaries to the Borrower or wholly owned Subsidiaries and (b) the payment of cash in lieu of the issuance of fractional shares upon (i) the conversion or exchange of any preferred stock of the Borrower which was outstanding on the Closing Date or issued in payment of dividends on any such preferred stock, (ii) the payment of dividends payable in shares of the Borrower's Capital Securities, or (iii) the exercise of any option, warrant or other right to acquire the Borrower's Capital Securities; provided that, (x) for subclauses (i) through

(iii), the aggregate amount of cash paid in lieu of the issuance of fractional shares shall not exceed $2,000,000 and (y) no Immaterial Subsidiary shall at any time receive, directly or indirectly, any Restricted Payment.

     SECTION 7.2.7. Capital Expenditures, Etc. The Borrower will not, and will not permit its Subsidiaries to, make or commit to make Capital Expenditures in an aggregate amount which exceed $6,000,000 in any Fiscal Year.

     SECTION 7.2.8. No Prepayment of Debt. The Borrower will not, and will not permit any of its Subsidiaries to,

          (a) make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt or the Senior Notes (i) other than the stated, scheduled date for payment of interest set forth in the applicable Sub Debt Documents or the Senior Notes Indenture, or (ii) which would violate the terms of this Agreement or the applicable Sub Debt Document;

          (b) redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt or any Senior Notes, other than purchases or other acquisitions of the Senior Notes (i) using proceeds of the Term Loans; provided that any such purchase or acquisition shall be made at a discount as agreed in the Fee Letter, and (ii) using up to $7,500,000 of the Borrower's own cash; provided that any purchase or acquisition pursuant to subclause (ii) shall (A) occur no earlier than the date that is three months after the Term Loan Commitment has been fully utilized but prior to the date which is 12 months after the Closing Date, (B) be subject to (x) no Default having occurred and being continuing or resulting therefrom, (y) the Borrower being in compliance with the Projections and (z) the written consent of the Administrative Agent, such consent not to be unreasonably delayed or withheld; and (C) be subject to the payment by the Borrower to the Arranger at the time of each such purchase of a fee in the amount set forth in the Fee Letter; or

          (c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes.

Furthermore, neither the Borrower nor any Subsidiary will designate any Indebtedness other than the Obligations as "Designated Senior Debt" (or any analogous term) in any Sub Debt Document.

     SECTION 7.2.9. Issuance of Capital Securities. The Borrower will not permit any of its Subsidiaries to issue any Capital Securities (whether for value or otherwise) to any Person other than (in the case of Subsidiaries) (a) to the Borrower, (b) another wholly owned Subsidiary or (c) director's qualifying shares.

     SECTION 7.2.10. Consolidation, Merger, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), except

          (a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary (provided, however, that a Subsidiary Guarantor may only liquidate or dissolve into, or merge with and into, the Borrower or another Subsidiary Guarantor), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary (provided, however, that the assets or Capital Securities of any Subsidiary Guarantor may only be purchased or otherwise acquired by the Borrower or another Subsidiary Guarantor); provided further that in no event shall any Pledged Subsidiary consolidate with or merge with and into any Subsidiary other than another Pledged Subsidiary unless after giving effect thereto, the Administrative Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Securities (on a fully diluted basis) of the surviving Person as the Administrative Agent had immediately prior to such merger or consolidation in form and substance satisfactory to the Administrative Agent and its counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Secured Parties therein; and

          (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may (to the extent permitted by clause (g) of Section 7.2.5) purchase all or substantially all of the assets or Capital Securities of any Person (or any division thereof), or acquire such Person by merger.

     SECTION 7.2.11. Permitted Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any of the Borrower's or such Subsidiaries' assets (including accounts receivable and Capital Securities of Subsidiaries) to any Person in one transaction or series of transactions unless
(a) such Disposition consists of inventory or obsolete property Disposed of in the ordinary course of its business, (b) such Disposition is permitted by
Section 7.2.10, (c) (i) such Disposition is for fair market value and the consideration received consists of no less than 90% cash, (ii) immediately prior to and immediately after giving effect to such Disposition, no Default shall have occurred or would result therefrom, and (iii) the Net Disposition Proceeds from such Disposition are applied pursuant to Sections 3.1.1 and 3.1.2, (d) such Disposition is pursuant to a lease having a term of six years or less in which the Borrower or such Subsidiary is the lessor, (e) such Disposition is pursuant to a license granted in the ordinary course of the Borrower's business or (f) such Disposition is from a Subsidiary to the Borrower or from the Borrower to a Subsidiary Guarantor.

     SECTION 7.2.12. Modification of Certain Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in, or applicable to,

          (a) the Sub Debt Documents or the Senior Notes, other than any amendment, supplement, waiver or modification for which no fee is payable to the holders of the Subordinated Debt or the Senior Notes and which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Subordinated Debt or such Senior Notes, (ii) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Subordinated Debt or such Senior Notes or (iii) makes the covenants, events of default or remedies in such Sub Debt Documents or such Senior Notes Documents less restrictive on the Borrower; or

          (b) any acquisition agreement relating to any Permitted Acquisition.


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     SECTION 7.2.13. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract (a) is on fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate and (b) is of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person that is not one of its Affiliates. The foregoing restriction does not limit and shall not apply to agreements and transactions described in Item 7.2.13 of the Disclosure Schedule.

     SECTION 7.2.14. Restrictive Agreements, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting

          (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired other than license agreements entered into in the ordinary course of business where the Borrower or any of its Subsidiaries is a licensee which agreement expressly prohibits the creation of a Lien on the assets or properties subject to such license agreement;

          (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

          (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, or (ii) in the case of clauses (a) and (c), any agreement of a Foreign Subsidiary governing the Indebtedness permitted by clause (f)(ii) of
Section 7.2.2.

     SECTION 7.2.15. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.

     SECTION 7.2.16. Limit on Rental Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) 10% of gross revenues for the Borrower and its Subsidiaries for any Fiscal Year.

     SECTION 7.2.17. Changes to Fiscal Year; Accounting Method. The Borrower will not, and will not permit any of its Subsidiaries to, change (a) its Fiscal Year or (b) its method of accounting as set forth in Section 1.4.


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


                                  ARTICLE VIII
                                EVENTS OF DEFAULT

     SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in Section 8.1 shall constitute an "Event of Default".

     SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of

          (a) any principal of or interest on any Term Loan, or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.5; or

          (b) any interest on any Term Loan, any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of three days for interest and five days for fees and all other monetary Obligations after such amount was due.

     SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Obligor or the Personal Guarantor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

     SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance or observance of any of its obligations under Section 7.1.1, Section 7.1.7 or Section 7.2 or any Obligor or the Personal Guarantor shall default in the due performance or observance of its obligations under (a) Article IV of the Subsidiary Guaranty or Article IV of the Perlmutter Guaranty, to the extent such provisions correspond to Section 7.1.1,
Section 7.1.7 or Section 7.2, (b) Section 4,5,8,10,11,12,13,14,16,17,18 or 19 of
the Pledge and Security Agreement or (c) Section 3,6,7, or 8 of the Perlmutter Security Agreement; provided, however, that if (i) such default under clause (b) or (c) does not otherwise cause a Lien to cease to be a perfected first priority Lien and (ii) such default under clause (b) or (c) is otherwise cured by such Obligor or the Personal Guarantor within 10 days of the date of such default, then, and only then, no Event of Default pursuant to clause (b) or (c) shall be deemed to have occurred.

     SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. (a) A default shall occur under Section 7.1.10 which shall not have been cured by the Borrower or the Personal Guarantor pursuant to the Personal Guaranty within 10 days of the date of such default, or (b) any Obligor or the Personal Guarantor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent.

     SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in Section 8.1.1 but including in any event the Senior Notes and the Senior Notes Indenture) of the Borrower or any Subsidiary Guarantor or the Personal Guarantor having a principal or stated amount, individually or in the aggregate, in excess of $1,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the


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


effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

     SECTION 8.1.6. Judgments. Any judgment or order against the Borrower or any Subsidiary Guarantor for the payment of money individually or in the aggregate in excess of $1,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Borrower or any of its Subsidiaries and such judgment shall not have been vacated or discharged or stayed or bonded or a letter of credit posted pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

     SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

          (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan or any other Person, in each case, in excess of $1,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

     SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

     SECTION 8.1.9. Bankruptcy, Insolvency, Etc. The Borrower, any Subsidiary Guarantor or the Personal Guarantor shall

          (a) become Insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that the Borrower, each Subsidiary Guarantor and the Personal Guarantor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;


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


          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower, any Subsidiary or the Personal Guarantor, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Subsidiary Guarantor or the Personal Guarantor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that the Borrower, each Subsidiary Guarantor and the Personal Guarantor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.1.10. Impairment of Security, Etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor or the Personal Guarantor party thereto; any Obligor, the Personal Guarantor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

     SECTION 8.1.11. Failure of Subordination. Unless otherwise waived or consented to by the Administrative Agent, the Lenders and the Issuers in writing, the subordination provisions relating to any Subordinated Debt (the "Subordination Provisions") shall fail to be enforceable by the Administrative Agent, the Lenders and the Issuers in accordance with the terms thereof, or the monetary Obligations shall fail to constitute "Senior Indebtedness" (or similar term) referring to the Obligations; or the Borrower or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (a) the effectiveness, validity or enforceability of any of the Subordination Provisions, (b) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the Issuers or (c) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Obligor, shall be subject to any of such Subordination Provisions.

     SECTION 8.1.12. Loss of Material License or Royalty; Other Material Contracts. Any Material Contract which is a license or royalty agreement of the Borrower or any of its Subsidiaries shall be terminated or otherwise cancelled due to the default thereunder of the Borrower or such Subsidiary and the Administrative Agent determines in good faith that the loss of such Material Contract would have a Material Adverse Effect.

     SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Term Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Obligor shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

     SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.9 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Term Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Term Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

                                   ARTICLE IX
                         THE ADMINISTRATIVE AGENT, ETC.

     SECTION 9.1. Actions. Each Lender hereby appoints HSBC as its Administrative Agent under and for purposes of each Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent and Arranger, pro rata according to such Lender's proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent or the Arranger in any way relating to or arising out of any Loan Document, (including attorneys' fees), and as to which the Administrative Agent or the Arranger is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent's or the Arranger's gross negligence or wilful misconduct. The Administrative Agent shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 9.2. Funding Reliance, Etc. Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with


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


interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Term Loans comprising such Borrowing (in the case of the Borrower) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Term Loans comprising such Borrowing.

     SECTION 9.3. Exculpation. None of the Administrative Agent, the Arranger or any of their directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor or the Personal Guarantor of its Obligations. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person. None of the Administrative Agent, the Arranger or any of their respective directors, officers, employees or agents shall be responsible for or have any duty to ascertain, inquire into or verify
(a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder (other than a statement, warranty or representation made by the Administrative Agent in writing), (b) the performance or observance of any of the covenants or agreements of any Obligor or the Personal Guarantor under the Loan Document, including, without limitation, any agreement by an Obligor or the Personal Guarantor to furnish information directly to each Lender, (c) the satisfaction of any condition specified in
Article V, expect receipt of items required to be delivered solely to the Administrative Agent, (d) the existence or possible existence of any Default or Event of Default, or (e) the financial condition of any Obligor or the Personal Guarantor. Any such inquiry which may be made by the Administrative Agent or the Issuer shall not obligate it to make any further inquiry or to take any action. The Administrative Agent and the Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent or the Issuer, as applicable, believe to be genuine and to have been presented by a proper Person.

     SECTION 9.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; provided, however, that if, such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and Section 10.3 and Section 10.4 shall continue to inure to its benefit.

     SECTION 9.5. Term Loans by HSBC. HSBC shall have the same rights and powers with respect to (a) the Credit Extensions made by it or any of its Affiliates, and (b) the Term Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. HSBC and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if HSBC were not the Administrative Agent hereunder.

     SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

     SECTION 9.7. Copies, Etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required to be given to the Administrative Agent by the Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received (and copies of all other communications received), in each case from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

     SECTION 9.8. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by the Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into a Rate

Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and the Borrower to the contrary, the Administrative Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

     SECTION 9.9. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received a written notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

     SECTION 9.10. Arranger. The parties acknowledge and agree that the Arranger shall be credited as, and may publicize that it is, the Arranger. Without in any respect limiting the rights, privileges, powers, immunities, indemnities and other benefits granted to the Secured Parties, the parties further acknowledge and agree that (a) the Arranger shall not have by reason of its designation as such, any power, duty, responsibility or liability whatsoever under this Agreement or any Loan Document or in respect of financing the transaction contemplated hereby and (b) the Arranger shall nevertheless be entitled to each of the protections and immunities granted to the Administrative Agent under Sections 9.3, 9.5, 9.6 and 9.8 (with respect to the first sentence thereof) as fully as if it were expressly referred to therein.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

     SECTION 10.1. Waivers, Amendments, Etc. The provisions of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

          (a) modify this Section without the consent of all Lenders;

          (b) increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments, extend the final Term Loan Commitment Termination Date of Credit Extensions made (or participated in) by a Lender or extend the final Stated Maturity Date for any Lender's Loan, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and
     Section 8.3 of amounts owing with respect to the Term Loans and other Obligations shall only require the vote of the Required Lenders);

          (c) reduce the principal amount of or rate of interest on any Lender's Loan, reduce any fees described in Article III payable to any Lender or extend the date on which interest or fees are payable in respect of such Lender's Term Loans, in each case without the consent of such Lender directly affected thereby;

          (d) reduce the percentage set forth in the definition of "Required Lenders" or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

          (e) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;

          (f) except as otherwise expressly provided in a Loan Document (including as to permitted Dispositions and Section 7.2.10), release (i) the Borrower from its Obligations under the Loan Documents or any Guarantor from its obligations under a Guaranty or (ii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders; or

          (g) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent) or any Issuer (in its capacity as Issuer), unless consented to by the Administrative Agent or such Issuer, as the case may be.

No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor or the Personal Guarantor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. All remedies shall be cumulative, and not exclusive of any and all other remedies, whether provided pursuant to the Loan Documents or at law or otherwise.

     SECTION 10.2. Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Borrower or the Administrative Agent, at its address or facsimile number set forth below its signature in this Agreement, and if to a Lender or Issuer to the applicable Person at its address or facsimile number set forth on Schedule II hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York City time.

     SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all out-of-pocket expenses of the Administrative Agent (including the reasonable fees, out-of-pocket expenses and other charges of Shearman & Sterling, counsel to the Administrative Agent and of local counsel, if any, who may be retained by or on behalf of the Administrative Agent) in connection with

          (a) the negotiation, preparation, execution, delivery and ongoing administration (including analyzing and/or providing legal advice) of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated;

          (b) the filing, recording, refiling and rerecording of any Loan Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Effective Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document;

          (c) the preparation and review of the form of any document or instrument relevant to any Loan Document; and

          (d) the syndication of the Term Loans.

The Borrower further agrees to pay, and to save each Secured Party and the Arranger harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Term Notes. The Borrower also agrees to reimburse each Secured Party and the Arranger upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to each of them) in connection with (x) the negotiation of any restructuring or "work-out" with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

     SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement and the financing arrangements contemplated hereby, the Borrower hereby indemnifies, exonerates and holds each Secured Party and the Arranger and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Senior Notes Purchase Transactions;

          (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any

     Credit Extension, provided that any such action is resolved in favor of such Indemnified Party);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or

          (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and the occurrence of the Termination Date, and the provisions of the third and fourth sentences of the third paragraph of the Commitment Letter dated September 28, 2001 between the Borrower and the Arranger shall survive the execution and delivery of this Agreement (the "Surviving Provisions"). The representations and warranties made by each Obligor and the Personal Guarantor in each Loan Document shall survive the execution and delivery of such Loan Document.

     SECTION 10.6. Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7. Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

     SECTION 10.8. Execution in Counterparts, Effectiveness, Etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.

     SECTION 10.9. Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The Loan Documents and the Surviving Provisions constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the consent of all Lenders.

     SECTION 10.11. Sale and Transfer of Credit Extensions; Participations in Credit Extensions. Each Lender may assign, or sell participations in, its Term Loans, Letters of Credit and Commitments to one or more other Persons in accordance with the terms set forth below.

     SECTION 10.11.1. Assignments. From and after the earlier of the public disclosure of this Agreement or the contemplated Senior Notes Purchase Transactions and January 31, 2002, any Lender, pursuant to a Lender Assignment Agreement, may at any time assign and delegate to one or more Eligible Assignees (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's Term Loans, Letter of Credit Outstandings and Commitments in a minimum aggregate amount of $5,000,000 (or, if less, the entire remaining amount of such Lender's Term Loans, Letter of Credit Outstandings and Commitments). Each Obligor, the Personal Guarantor and the Administrative Agent shall be entitled to continue to deal solely and directly with a Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (a) notice of such assignment and delegation, together with (i) payment instructions, (ii) the Internal Revenue Service forms or other statements contemplated or required to be delivered pursuant to Section 4.6, if applicable, and (iii) addresses and related information with respect to such Assignee Lender, shall have been delivered to the Borrower and the Administrative Agent by such assignor Lender and such Assignee Lender;

          (b) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

          (c) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement and such assignment is registered with the Register pursuant to clause (b) of Section 2.7, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender under the Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received and accepted an executed Lender Assignment Agreement (and if requested by the Assignee Lender), but subject to clause (c), the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Term Note evidencing such Assignee Lender's assigned Term Loans and Commitments and, if the assignor Lender has retained Term Loans and Commitments hereunder (and if requested by such Lender), a replacement Term Note in the principal amount of the Term Loans and Commitments retained by the assignor Lender hereunder (such Term Note to be in exchange for, but not in payment of, the Term Note then held by such assignor Lender). Each such Term Note shall be dated the date of the predecessor Term Note. The assignor Lender shall mark each predecessor Term Note "exchanged" and deliver each of them to the Borrower. Accrued interest on that part of each predecessor Term Note evidenced by a new Term Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of each predecessor Term Note evidenced by a replacement Term Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Term Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee in the amount of $3,500 to the Administrative Agent upon delivery of any Lender Assignment Agreement; provided that no such processing fee shall be required in connection with any such assignment and delegation (i) by a Lender to its Affiliate or to a Related Fund, (ii) by a Lender to a Federal Reserve Bank (or, if such Lender is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee) or (iii) if the non-payment of the processing fee is otherwise consented to in writing by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section shall be null and void. Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of the Borrower or the Administrative Agent) pledge its Term Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

     In the event that S&P or Moody's shall, after the date that any Person becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB- or Baa3, respectively, or the equivalent, then the Borrower and the Issuer shall each have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with a financial institution (a "Replacement Lender") acceptable to the Borrower and the Administrative Agent (such consents not to be unreasonably withheld or delayed; provided that no such consent shall be required if the Replacement Lender is an existing Lender), and upon any such downgrading of any Lender's long-term certificate of deposit rating, each such Lender hereby agrees to transfer and assign (in accordance with Section 10.11.1) all of its Commitments and other rights and obligations under the Loan Documents (including Reimbursement Obligations) to such Replacement Lender; provided, however, that (i) such assignment shall be without recourse, representation or warranty (other than that such Lender owns the Commitments, Term Loans and Term Notes being assigned, free and clear of any Liens) and (ii) the purchase price paid by the Replacement Lender shall be in the amount of such Lender's Term Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts (if any) demanded and unreimbursed under Sections 4.2, 4.3, 4.5 and 4.6, which shall be paid by the Borrower), owing to such Lender hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement.

     SECTION 10.11.2. Participations. Any Lender may sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Term Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

          (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations under any Loan Document;

          (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

          (c) each Obligor, the Personal Guarantor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under each Loan Document;

          (d) no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action under any Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (a), (b), (c) or (f) of Section 10.1 with respect to Obligations participated in by such Participant;

          (e) the Borrower shall not be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold;

          (f) such Lender shall, as agent of the Borrower solely for the purpose of this Section, record in book entries maintained by such Lender the name of its Participants and the amount such Participant's are entitled to receive in respect of any participating interests sold pursuant to this Section; and

          (g) such participating interest shall be in a minimum aggregate amount of $5,000,000 (or, if less, the entire remaining amount of such Lender's Term Loans, Commitments, or other interests of such Lender).

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 7.1.1, 10.3 and 10.4, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to Section 4.3, 4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on the Borrower for such increased costs. Any Lender that sells a participating interest in any Term Loan, Commitment or other interest to a Participant under this Section shall (x) as agent for the Borrower solely for purposes of this Section 10.11.2, record in book entries maintained by such Lender, the name and amount of the participating interest of each Participant entitled to receive payments in respect of such participating interest, and (y) indemnify and hold harmless the Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

     SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, the Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.13. Certain Collateral and Other Matters; Rate Protection Agreements. The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral security or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral security granted pursuant to the Loan Documents. In addition:

          (a) the Lenders irrevocably authorize the Administrative Agent to release any security interest or Lien granted to or held by the Administrative Agent upon any real or personal collateral and satisfy of record any mortgage (in which case the Lenders hereby authorize the Administrative Agent to execute, and the Administrative Agent agrees, if requested by the Borrower in writing and at the Borrower's sole expense, to execute, reasonable releases (including UCC-3 termination statements and satisfaction of the Mortgages, as may be applicable) in connection with this Agreement) (i) on the Termination Date; (ii) constituting real and personal property sold or to be sold or disposed of as part of or in connection with any Disposition (including any Permitted Disposition or a Permitted Sale and Leaseback Transaction) made in compliance with the terms of this Agreement;

     (iii) constituting property in which the Borrower or any Subsidiary of the Borrower owned no interest at the time the security interest and/or Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any Subsidiary of the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or, if required by Section 10.1, each Lender. Upon request by the Administrative Agent at any time, each Lender will confirm in writing the Administrative Agent's authority to release particular types or items of collateral pursuant to this Section 10.13; and

          (b) each Lender which enters into arrangements with the Borrower in respect of Rate Protection Agreements hereby agrees to supply the Administrative Agent in writing on each Quarterly Payment Date with the amount of any termination obligations of the Borrower thereunder and any net payments owing by the Borrower thereunder.

     SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, ANY ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

     SECTION 10.15. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER, THE ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT

PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, THE ISSUER OR THE BORROWER IN CONNECTION THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND THE ISSUER ENTERING INTO THE LOAN DOCUMENTS.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                          MARVEL ENTERPRISES, INC.


                                          By  /s/ Allen Lipson
                                              ------------------------------
                                              Title: Executive Vice President

                                          Address:  10 E. 40th Street
                                                    9th Floor
                                                    New York, New York 10018

                                          Facsimile No.:  (917) 472-2244

                                          Attention:  Allen S. Lipson



                                          HSBC BANK USA,
                                             as the Administrative Agent


                                          By  /s/ Vivek Khanna
                                              ----------------------------------
                                              Title: Vice President

                                          Address:  452 Fifth Avenue
                                                    New York, New York 10018

                                          Facsimile No.:  (212) 525-5048

                                          Attention:  Paul Harrington

                                     LENDERS
                                     -------


                                          HSBC BANK USA, as Lender


                                          By  /s/ Vivek Khanna
                                              ----------------------------------
                                              Title: Vice President

                                                                     SCHEDULE I


                     DISCLOSURE SCHEDULE TO CREDIT AGREEMENT

ITEM 6.7.  Litigation.

ITEM 6.8.  Existing Subsidiaries.

ITEM 6.11.  Employee Benefit Plans.

ITEM 6.12.  Environmental Matters.

ITEM 6.18 Compliance with Laws.

ITEM 6.21 Intellectual Property.

ITEM 7.2.2(b) Indebtedness to be Paid.

             CREDITOR                           OUTSTANDING PRINCIPAL AMOUNT
             --------                           ----------------------------

ITEM 7.2.3(c) Ongoing Liens.

ITEM 7.2.5(a)  Ongoing Investments

                                                                                                        SCHEDULE II

                                  PERCENTAGES;
                                  LIBOR OFFICE;
                                 DOMESTIC OFFICE
                                 ---------------

                                                                                          PERCENTAGES
                                                                                          -----------
   NAME AND NOTICE                                    DOMESTIC            LC PARTICIPATION            TERM LOAN
  ADDRESS OF LENDER            LIBO OFFICE             OFFICE               COMMITMENT                COMMITMENT
  -----------------            -----------            --------            ----------------            ----------

                                                                   SCHEDULE III


                          CAPITALIZATION AND OWNERSHIP